Exhibit 1.1

Registre de Commerce et des Sociétés

Numéro RCS : B267590

Référence de dépôt : L260044950

Déposé et enregistré le 25/02/2026

AUNA S.A.

Société anonyme

Siege social : 6, Rue Jean Monnet

L - 2180 Luxembourg

R.C.S. Luxembourg : B267590

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STATUTS COORDONNES AU 30 JANVIER 2026

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INTERPRETATION

1. DEFINITIONS

1.1. In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

“Act” the Luxembourg law of 10 August 1915 pertaining to commercial companies, asamended from time to time

“Affected Class B Share” has the meaning ascribed in Article 14.4.

“Affiliate” with respect to a person, means any person directly or indirectly controlling, controlled by or under common control with such person

“Articles” these articles, as amended from time to time in accordance with Article 53. “Auditor” one or more independent auditors (réviseurs d’enterprises) appointed in accordance with these Articles and includes an individual, company or partnership

“Board” the board of directors appointed or elected from time to time pursuant to these Articles “Chairman” the chairman of the Board

“Class A Shares” has the meaning ascribed in Article 6.1.

“Class B Shares” has the meaning ascribed in Article 6.1.

“Clear Days” in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

“Company” the company for which these Articles are approved and confirmed

“Control” with respect to any person, means the possession, directly or indirectly, by another person of the power to direct or cause the direction of the management and policies of such first person, whether through the ownership of voting securities, by contract or otherwise “Conversion” has the meaning ascribed in Article 14.2.

“Conversion Trigger” has the meaning ascribed in Article 14.3.

“Depository” has the meaning ascribed in Article 12.4. “Director” a director of the Company

“Enfoca” Enfoca Discovery 2 LP, Enfoca Descubridor 1, Fondo de Inversión, Enfoca Descubridor 2, Fondo de Inversión, Enfoca Discovery 1 SAC, Enfoca Discovery Parallel SAC, Enfoca Sociedad Administradora de Fondos de Inversión S.A., Enfoca Asset Management Ltd. and Enfoca Investments Ltd., any other entity administered or Controlled by Enfoca Investments Ltd. or any Affiliate of any of the foregoing

“Fair Market Value” has the meaning ascribed in Article 9.6.

“indemnified party” has the meaning ascribed in Article 37.1.

“Notice to the Company” written notice addressed to the Board or another officer identified by the Company to Shareholders from time to time, delivered to the registered office of the Company by hand or mail, or to the Company by facsimile or electronic mail (with customary proof of confirmation that such notice has been transmitted)

“Officer” any person appointed as an officer of the Company by the Board, with such title, powers and duties as designated by resolution of the Board in accordance with Article 36.

“Ordinary Resolution” a resolution adopted at an ordinary general meeting at which no change to the Articles is contemplated (including the annual general meeting) with the quorum set forth in Article 22.1 and the majority set forth in Article 23.1.

“Permitted Transfer” any transfer of a Class B Share to a Pre-IPO Class B Share Holder “PreIPO Class B Share” a beneficial direct or indirect interest in Class B Share, including as a holder of a beneficial equity interest in any corporation, partnership, limited liability company or similar business entity that holds the beneficial interest in Class B Share

“Pre-IPO Class B Share Holder” a person who, as of the date of the closing of the initial public offering of Class A Shares, is a holder (and thus ignoring and excluding any holder who is a nominee for the benefit of a holder, no such nominee being a Pre-IPO Class B Share Holder for these purposes) of a Pre-IPO Class B Shares or Enfoca.

“Register of Shareholders” the register of shareholders referred to in these Articles “Relevant Shareholder” has the meaning ascribed in Article 14.5.

“Secretary” the person appointed as secretary of the Company by the Board, including any deputy or assistant secretary and any person appointed by the Board to perform any of the duties set forth in Article 35.2 and specifically entrusted by resolution to the Secretary “Shares” has the meaning ascribed in Article 6.1.

“Shareholder” any person registered in the Register of Shareholders as the holder of Shares in the Company

“Special Resolution” a resolution adopted at an extraordinary general meeting (i.e. a meeting having the purpose of amending the Articles or putting the Company into liquidation) with the quorum set forth in Article 22.2 and the majority set forth in Article 23.2.

“Subsidiary” an incorporated or unincorporated entity in which another person (i) has a majority of the shareholders’ or members’ voting rights or (ii) has the right to appoint or remove a majority of the members of the administrative, management or supervisory body and is at the same time a shareholder in or member of such entity

“Transfer” has the meaning ascribed in Article 13.7.

“Treasury Share” a share of the Company that was or is treated as having been acquired and held by the Company and has been held (or is treated as having been held) continuously by the Company since it was so acquired and has not been cancelled.

1.2. In these Articles, where not inconsistent with the context:

1.2.1. words denoting the plural number include the singular number and vice versa; 1.2.2. words denoting the masculine gender include the feminine and neuter genders;

1.2.3. the word:

“may” shall be construed as permissive; “shall”

shall be construed as imperative; and

“including” shall be deemed to be followed by the words “without limitation”.

1.2.4. a reference to statutory provision shall be deemed to include any amendment or reenactment thereof;

1.2.5. the word “corporation” means a legal entity (personne morale);

1.2.6. unless otherwise provided herein, words or expressions used in these Articles and defined in the Act shall bear the same meaning in these Articles as in the Act.

1.3. In these Articles expressions referring to writings shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4. Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

FORM, NAME, DURATION AND REGISTERED OFFICE

2. FORM AND NAME

2.1. The Company’s legal name is “Auna S.A.” and it is a public limited liability company (société anonyme).

2.2. All instruments, invoices, notices, publications, letters, order forms and other documents issued by the Company must state the words “société anonyme” reproduced legibly and in full or the initials “SA”, immediately before or after the denomination of the Company. They should also state a precise indication, the words “Registre de commerce et des sociétés, Luxembourg” or the initials “R.C.S Luxembourg” followed by the registration number.

3. DURATION

The Company is incorporated for an unlimited duration.

4. REGISTERED OFFICE

4.1. The registered office of the Company is established in the City of Luxembourg, Grand Duchy of Luxembourg. It may be transferred within the Grand Duchy of Luxembourg by a resolution of the Board, which may, to the extent required, amend the Articles accordingly.

4.2. If the Board determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events would interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these extraordinary circumstances. Such temporary measures shall have no effect on the nationality of the Company which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company. Such temporary measures will be taken by the Board and notified to the Shareholders of the Company.

4.3. The Company may establish branches, subsidiaries, agencies or administrative offices in the Grand Duchy of Luxembourg as well as in foreign countries by a simple resolution of the Board.

CORPORATE OBJECTS

5. CORPORATE OBJECTS

5.1. The corporate objects of the Company are to hold, directly or indirectly, equity or other interests in other persons, including its Subsidiaries, and take all actions as are necessary or useful to realise these objects.

5.2. The Company has the power to carry out the following actions:

5.2.1. the acquisition, holding, management and disposal, in any form, by any means, directly or indirectly, of participations, rights and interests in, and obligations of, Luxembourg and non-Luxembourg companies, partnerships or other incorporated or non-incorporated entities;

5.2.2. the acquisition by purchase, subscription, assumption or in any other manner and the transfer by sale, exchange or in any other manner of equity securities, bonds, debentures, notes and other securities or financial instruments of any kind and contracts thereon or related there to;

5.2.3. the ownership, administration, development and management of a portfolio of assets, including real estate assets and the assets referred to in Articles 5.2.1 and 5.2.2 above on its own behalf and on behalf of third parties;

5.2.4. the holding, acquisition, disposal, development, licensing or sublicensing, and management of, or the investment in, any patents or other intellectual property rights of any nature or origin as well as the rights deriving therefrom;

5.2.5. the issuance of debt and equity securities in any currency and in any form including byway of:

(i) the issue of shares, notes, bonds, debentures or any other form of debt or equity security and in any manner, whether by way of private placement, public offering or otherwise; and

(ii) borrowing from any third party, including banks, financial institutions, or other person whether or not affiliated with the Company;

5.2.6. to the extent permitted under Luxembourg law, the provision of any form of equity or debt funding or any other form of financial assistance in any currency and whether or not financed by any of the methods mentioned in Article 5.2.5 above and whether subordinated or unsubordinated, to any person including to the Company’s subsidiaries, Affiliates and/or any other persons that may or may not be Shareholders or Affiliates of the Company;

5.2.7. the giving of guarantees or the creation of any form of encumbrance or security over all or any of its assets to guarantee or secure its own obligations or those obligations and undertakings of any other companies or persons that may or may not be Shareholders or Affiliates, and, generally, for its own benefit and/or the benefit of any other persons that may or may not be Shareholders or Affiliates of the Company;

5.2.8. taking any actions designed or intended to protect the Company against credit, currency exchange, interest rate or other risks; and

5.2.9. Undertake commercial activities in any jurisdiction and render services in general, directly or on behalf of third parties, subject to having obtained the requisite authorisation.

5.3. The objects and powers described in this Article 5 are to be interpreted in their broadest sense and any transaction or agreement which is entered into by the Company that is not inconsistent with the foregoing objects or powers will be deemed to be within the scope of such objects or powers.

SHARES

6. SHARE CAPITAL AND RIGHTS ATTACHING TO SHARES

6.1. The issued capital of the Company amounts to four million six hundred and ninety-three thousand one hundred and forty-five United States Dollars and seventeen cents (USD 4,693,145.17) consisting of:

6.1.1.	thirty million one hundred thirty-eight thousand seven hundred and forty-seven (30,138,747) class A shares, with a nominal value of one cent of US Dollar (USD 0.01) each (the “Class A Shares”); and

6.1.2.

forty-three million nine hundred and seventeen thousand five hundred and seventy-seven (43,917,577) class B shares with a nominal value of ten cents of US Dollar (USD 0.10) each (the “Class B Shares” and, together with the Class A Shares, the “Shares”).

The Company may issue additional shares, including Class A and B Shares, in accordance with these Articles.

6.2. The authorised share capital of the Company is eleven million five hundred thousand US Dollars (USD 11,500,000. -), divided into:

6.2.1. five hundred million (500,000,000) Class A Shares; and

6.2.2. sixty-five million (65,000,000) Class B Shares.

The Board is generally and unconditionally authorized, for a period of five (5) years from the date of any resolutions to issue Shares, to grant options to subscribe for Shares and to issue any other instruments convertible into Shares up to a maximum of the authorised but as yet unissued share capital of the Company to such persons and on such terms as the Board determines in its absolute discretion, without reserving a preferential right to subscribe to the shares issued for the existing shareholders. The Board may set the subscription price for the Shares so issued, as well as determining the form of consideration to be paid for any such Shares which may include (i) cash, including the setting off of claims against the Company that are certain, due and payable, (ii) payment in kind, and (iii) reallocation of the share premium, profit reserves or other reserves of the Company. The Board is also authorised to issue Shares free of charge within the limitations of Article 420-26 (6) of the Act.

The Company shall at all times reserve and keep available out of its authorised but unissued share capital such number of Class A Shares as shall from time to time be sufficient to affect the conversion of all Class B Shares outstanding from time to time in accordance with Article 14.

6.3. The Class A Shares carry voting rights and are entitled to one (1) vote per Share at any general meeting. The holders of Class A Shares shall, subject to these Articles:

6.3.1. be entitled to convert the Class A Shares into any other class of shares;

6.3.2. be entitled, in accordance with Article 16.2.2, to such dividends or other distributions as the Company may from time to time declare;

6.3.3. in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise, be entitled, with holders of Class B Shares in accordance with Article 52.2, to the surplus assets of the Company; and

6.3.4. generally be entitled to enjoy all of the rights attaching to shares in accordance with the Act.

6.3.5. The Class B Shares carry voting rights and are entitled to ten (10) votes per Share at any general meeting. The holders of Class B Shares shall, subject to these Articles:

6.3.6. be entitled, at the option of the holder exercised in accordance with Article 14, to convert each Class B Share into one Class A Share at any time, and be subject to mandatory conversion, as provided in Article 14;

6.3.7. be entitled, in accordance with Article 16.2, to such dividends or other distributions as the Company may from time to time declare;

6.3.8. in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise be entitled, with holders of ClassA Shares in accordance with Article 52.2, to the surplus assets of the Company; and 6.3.9. generally be entitled to enjoy all of the rights attaching to voting shares in accordance with the Act.

6.4. The holders of Class A Shares and Class B Shares will vote together on all matters, unless required otherwise by the Act or these Articles.

6.5. The Board is authorised to reclassify any Class B Share into a Class A Share when a Conversion Trigger occurs at the option of a Class B holder in accordance with Article 14.3.1

(i) and to amend the Articles accordingly. The Board is authorised to appoint a delegate to appear before a notary in Luxembourg to record the amendment of the Articles.

7. POWER TO ISSUE SHARES

7.1. Without prejudice to any special rights conferred on the Shareholders of any existing class of shares (which special rights shall not be affected, modified or abrogated except with such consent or sanction as is provided in these Articles), and subject to the provisions of the Act, any Share may be issued either at par or at a premium and with such rights and/or restrictions, whether in respect of dividends, voting, return of capital, transferability or otherwise, as the Company may from time to time direct.

7.2. Any share premium paid upon the issue of shares pursuant to Article 7.1 shall be available for repayment to the Shareholders (provided that the Company has sufficient available reserves for distributions), the payment of which shall be decided by the shareholders or the Board on the basis of interim accounts showing that the Company has sufficient available reserves for distribution in accordance with the Act.

7.3. The Board is authorised to withdraw or limit the Luxembourg statutory preferential subscription rights of the existing shareholders upon the issuance of Shares pursuant to the authority conferred by Article 6.2. The Board shall be authorised to appoint, in its absolute discretion, a representative, to appear before a public notary in Luxembourg for the purpose of amending the Articles to reflect the changes resulting from the increases to the issued share capital of the Company in accordance with Article 6.2.

8. VARIATION OF RIGHTS ATTACHING TO SHARES

Where a resolution of an extraordinary general meeting is such as to change the respective rights of the Class A Shares or the Class B Shares, the Special Resolution must, in order to be valid, fulfil the quorum and majority requirements set out in these Articles or in the Act, as applicable, with respect to each such class of shares.

9. POWER OF THE COMPANY TO PURCHASE OR OTHERWISE ACQUIRE ITS OWN SHARES

9.1. The Company may purchase, acquire or receive its own shares for cancellation or to hold them as in treasury within the limits, and subject to the conditions, set forth in the Act and other applicable laws and regulations.

9.2. Pursuant to and in conformity with the provisions of Article 430-15 of the Act, and in conformity with all other applicable laws and regulations, (including any rules and regulations of any stock market, exchange or securities settlement system on which the shares are traded, as may be applicable to the Company), the Company is authorised to purchase, acquire, receive and/or hold shares, including the Shares, from time to time, provided that:

9.2.1. the Shares hereby authorised to be purchased shall all be fully paid-up issued Shares;

9.2.2. the maximum number of Shares purchased, acquired or received by the Company shall be such that the aggregate nominal value or the aggregate accounting par value, as the case may be, of the Shares held by persons other than the Company does not fall below the minimum issued share capital prescribed by the Act;

9.2.3. the maximum price which may be paid for each Share shall not exceed the Fair Market Value (as defined in Article 9.6);

9.2.4. the minimum price which may be paid for each Share shall be the nominal value or the par value, as the case may be of the Share; and

9.2.5. the acquisitions, including the Shares previously acquired by the Company and held by it, and Shares acquired by a person acting in his own name but on the Company’s behalf, may not have the effect of reducing the net assets of the Company below the amount mentioned in paragraphs (1) and (2) of Article 461-2 of the Act.

9.3. This authority (unless previously revoked, varied or renewed by the general meeting) is granted for a period of five years from the date of the resolutions resolving to grant or renew such authority.

9.4. This authority relates only to:

9.4.1. one or more market purchases (being a purchase by the Company of Shares offered for sale by any Shareholder on any stock exchange on which the Shares are traded), as the Board shall determine without such acquisition offer having to be made to all Shareholders; and

9.4.2. purchases effected in circumstances other than those referred to in Article 9.4.1, where an offer on the same terms has been made by the Company to all Shareholders of the same class of Shares or in a similar situation.

9.5. The Board shall be authorised to appoint, in its absolute discretion, a representative, to appear before a public notary in Luxembourg for the purpose of amending the Articles to reflect the changes resulting from the cancellation of any shares repurchased in accordance with the terms of this Article 9., if such election is made to cancel the shares.

9.6. For the purposes of this Article 9, “Fair Market Value” means, in respect of any share:

9.6.1. the price at which the Company effects a purchase of its own shares pursuant to an announced open market repurchase program on the New York Stock Exchange or, if the Company’s shares are not listed on the New York Stock Exchange, on such other securities exchange on which the Company’s shares are then listed or traded; or

9.6.2. in the case of any repurchase of shares that is not effected pursuant to an announced open market repurchase program on the New York Stock Exchange or another securities exchange, the fair market value determined in good faith by an independent auditor (réviseur d’entreprises) of reputable experience appointed by the Board on the basis of such information and facts as available to, and deemed relevant by, the independent auditor.

9.7. Voting rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Shares and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company for determining the quorum and majority requirements of any general meeting. The aforementioned restrictions on voting rights shall apply to shares issued by the Company and held by direct and indirect subsidiaries.

10. SUSPENSION AND/OR WAIVER OF VOTING RIGHT; VOTING BY INCAPACITATED HOLDERS

10.1. The Board may suspend the right to vote of any Shareholder if such Shareholder does not fulfil his obligations under the Articles or any deed of subscription or deed of commitment entered into by such Shareholder. As soon as the relevant Shareholder will have remedied the breach of his obligation under the Articles or other document binding on it, the Board will immediately reinstate such Shareholder in his rights.

10.2. Any Shareholder may individually decide not to exercise, temporarily or definitively, such Shareholder’s right to vote all or any of such Shareholder’s Shares. Any such Shareholder shall be bound by such waiver, which shall be enforceable by the Company from the date of the Company’s receipt of notice from such Shareholder of such waiver.

10.3. If the voting rights of one or more Shareholders are suspended in accordance with this Article 10 or a Shareholder has temporarily or permanently waived such Shareholder’s voting right in accordance with this Article 10, such Shareholders shall receive notice of and may attend any general meeting of Shareholders but the shares with respect to which such Shareholder does not have, or has waived, voting rights in accordance with this Article 10 shall not be taken into account for determining whether the quorum and majority vote requirements are satisfied.

10.4. A Shareholder in respect of whom an order has been made by any court having jurisdiction (whether in Luxembourg or elsewhere) in matters concerning mental disorder, may vote, by such Shareholder’s competent committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the registered office of the Company or at such other place as is specified in accordance with these Articles for the deposit of proxies, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is exercised, failing which the right to vote shall not be exercised.

11. STATEMENTS OF SHARE OWNERSHIP

At the request of a Shareholder, the Company shall issue a statement of share ownership evidencing the number of Shares registered in such Shareholder’s name in the Register of Shareholders on the date of such statement.

REGISTRATION OF SHARES

12. REGISTER OF SHAREHOLDERS

12.1. The Shares are and will remain in registered form (actions nominatives) and the Shareholders are not permitted to request the conversion of their Shares into bearer form.

12.2. The Board shall cause to be kept a Register of Shareholders and shall enter therein the particulars required by the Act.

12.3. The Company shall be entitled to treat the registered holder of any Share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such Share on the part of any other person.

12.4. Where Shares are recorded in the Register of Shareholders on behalf of one or more persons in the name of a securities settlement system or the operator of such system, or in the name of a professional depository of securities, or any other depository (such system, professional or other depository, being referred to as “Depository”) or of a sub-depository designated by one or more Depositories, the Company, subject to it having received from the Depository with which those Shares are kept in account satisfactory evidence of the underlying ownership of Shares by those persons and their authority to vote the shares, will permit those persons to exercise the rights attaching to those Shares, including admission to and voting at general meetings. A notice may be given by the Company to the holders of shares held through a Depository by giving such notice to the Depository whose name is listed in the Register of Shareholders in respect of the Shares, and any such notice shall be regarded as proper notice to all underlying holders of Shares. Notwithstanding the foregoing, the Company shall make payments, by way of dividends or otherwise, in cash, shares or other assets as permitted pursuant to these Articles, only to the Depository or sub- depository recorded in the Register of Shareholders or in accordance with its instructions, and such payment by the Company shall release the Company from any and all obligations in respect of such payment.

12.5. In the case of joint holders of Shares, the Company shall treat the first named holder on the Register of Shareholders as having been appointed by the joint holders to receive all notices and to give a binding receipt for any dividend(s) payable in respect of such Share(s) on behalf of all joint holders, without prejudice to the rights of the other holders to information as set out in the Act.

13. TRANSFER OF SHARES

13.1. Any Shareholder may, subject to the provisions of the Act and the restrictions contained in these Articles, transfer all or any of such Shareholder’s Shares by written instrument of transfer; provided that shares listed or admitted to trading on a stock exchange may be transferred in accordance with the rules and regulations of such exchange.

13.2. Any Transfer (as defined below) of a Class B Share that is not a Permitted Transfer shall be a breach of these Articles with the effect that (i) such Class B Share shall immediately be deemed to be an Affected Class B Share with respect to which a Conversion Trigger described in Article 14.3.1 occurred at the time of the Transfer and (ii) the Board may suspend the voting rights of such Class B Share until such Class B Share is converted in accordance with Article14.4.

13.3. At such time as a holder of a Class B Share ceases to be a Pre-IPO Class B Share Holder without first effecting a conversion of such Class B Share into a Class A Share, there shall be a breach of these Articles with the effect that (i) such Class B Share shall immediately be considered an Affected Class B Share with respect to which a Conversion Trigger described in Article 14.3.1 occurred at the time such person ceased to be a Pre-IPO Class B Share Holder and (ii) the Board may suspend the voting rights of such Class B Share until such ClassB Share is converted in accordance with Article 14.4.

13.4. If a holder of Class B Shares wishes to Transfer any such Shares, he shall provide Notice to the Company, (a) specifying the number of Class B Shares he wishes to Transfer and the identity of the transferee(s) of such Shares, (b) representing to the Company that the proposed Transfer is a Permitted Transfer and (c) describing such holder’s basis for such representation. In determining whether any such Transfer is a Permitted Transfer, the Board may request such additional information from the holder of such Class B Share as it determines is reasonably necessary to enable the Board to make such determination. The Board shall have exclusive authority to determine whether such Transfer meets (or does not meet) the definition of a Permitted Transfer, which determination will be final and binding on the holder of such Share. The Board shall not be required to give any reasons for its determination, and the Company shall not be held liable for any losses resulting from any such determination or any delay by the Board in making such determination.

13.5. The Board may, from time to time, establish such additional policies and procedures (notin violation of the Act or applicable laws or regulations, including these Articles) relating to the Transfer of Class B Shares as the Board may determine necessary or advisable in connection there with.

13.6. For purposes of this Article 13, a “Transfer” of any Class B Share (a) means any director indirect sale, assignment, transfer, conveyance or other transfer or disposition of such Class B Share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, and (b) shall be deemed to occur with respect to a Class B Share held by a Pre-IPO Class B Share Holder if there occurs any act or circumstance that would result in such person ceasing to be a Pre-IPO Class B Share Holder, including as a result of the transfer, in one transaction or a series of transactions, of voting securities in such person or the right to elect or appoint the directors or managers of such person to persons who are not otherwise Pre-IPO Class B Share Holder.

“Transferred” shall have a correlative meaning.

Notwithstanding the foregoing, the following shall not be considered a “Transfer” for such purposes:

13.6.1. the granting of a revocable proxy to directors or officers of the Company in connection with actions to be taken at general meetings of the Company;

13.6.2. the entering into a voting trust, agreement or arrangement, which voting trust, agreement or arrangement is disclosed in writing to the Board;

13.6.3. the pledging or granting of a pledge or security interest over Class A Shares or Class B Shares in connection with a bona fide loan or indebtedness transaction including the exercise of or entitlement to voting rights in respect of such Class A Shares or Class B Shares, by any person in favour of whom such other security interest has been granted subject to the terms provided for in such pledge or security interest prior to enforcement;

13.6.4. any transfer to the Company; or

13.6.5. any transfer of Class B Shares within Enfoca.

14. CONVERSION OF CLASS B SHARES

14.1. All Class B Shares are issued as repurchasable shares (actions rachetables) pursuant to the terms of Article 430-22 of the Act.

14.2. Following the occurrence of a Conversion Trigger, each Class B Share will be converted into one Class A Share at the time and in accordance with the procedures set forth in this Article 14 (the “Conversion”).

14.3. For purposes of this Article 14, a “Conversion Trigger” will occur:

14.3.1. (i) at any time at the option of the holder of such Class B Share, exercised by Notice to the Company, or (ii) upon the holder of such Class B Share ceasing to be a Pre-IPO ClassB Share Holder; or

14.3.2. with respect to all Class B Shares, at such time as the Register of Shareholders reflects (or the Board otherwise determines) that Enfoca and Mr Luis Felipe Pinillos Casabonne ceaseto own, directly or indirectly, in the aggregate, at least ten percent (10%) of the aggregate number of voting rights in the Company.

14.4. The Board shall effect the Conversion of any Class B Share in respect of which a Conversion Trigger shall have occurred (the “Affected Class B Share”) no later than 14 days following the receipt by the Company of Notice to the Company (-in the case of the Conversion Trigger described in Article 14.3.1) or the Company becoming aware of the occurrence of the Conversion Trigger (in the case of a Conversion Trigger described in Article14.3.2), provided that the Company shall not be liable for any losses incurred by any person resulting from any delay in effecting any Conversion.

14.5. In addition to the possibility of implementing the Conversion in accordance with Article 6.5, the Conversion may, at the option of the Shareholder who requested the Conversion, be implemented in the following manner (provided that the Company has sufficient distributable reserves to proceed with a repurchase of Shares):

14.5.1. each Affected Class B Share will be repurchased by the Company for its nominal value, with no cash payment being made to a Shareholder whose Class B Share is being so repurchased (the “Relevant Shareholder”), the Relevant Shareholder will therefore hold a claim against the Company;

14.5.2. the Company shall issue one Class A Share to the Relevant Shareholder for each Affected Class B Share repurchased and the subscription price for each Class A Share will beset off against the claim held by the Relevant Shareholder pursuant to Article 14.5.1 for each Class A Share or ordinary share;

14.5.3. upon set-off of the claim pursuant to Article 14.5.2 in satisfaction of the subscription price in respect of each Class A Share the Company shall credit USD 0.09 to the share premium account of the Company and USD 0.01 to the share capital account of the Company in respect of each Class A Share; and

14.5.4. each Affected Class B Share that is repurchased by the Company will be cancelled by the Company and not available for reissuance.

14.6. The Company may, from time to time, establish such additional policies and procedures (not in violation of the Act or applicable laws or regulations, including these Articles) relating to the conversion of Class B Shares as the Board may determine necessary or advisable in connection therewith.

ALTERATION OF SHARE CAPITAL

15. POWER TO ALTER CAPITAL

15.1. The Company may from time to time by Special Resolution and subject to Article 8 and to any greater quorum or majority requirements as may be provided for in the Act, increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act or these Articles, provided that nothing herein shall affect or diminish the authority granted to the Board under Article 7, Article 9 or Article 14.

15.2. If, following any alteration or reduction of share capital, a Shareholder would receive a fraction of a Share, the Board may, subject to the Act, address such issue in such manner as it thinks fit.

15.3. Any statutory preferential subscription right with respect to any new issuance of Shares, to the extent not waived or limited in accordance with the Act and/or these Articles, shall be exercisable only with respect and in relation to the relevant class of Shares being issued.

DIVIDENDS, OTHER DISTRIBUTIONS AND LEGAL RESERVE

16. DIVIDENDS AND OTHER DISTRIBUTIONS

16.1. Subject to the provisions of the Act, the general meeting may declare dividends by Ordinary Resolution, but no dividend shall exceed the amount recommended by the Board.

16.2. Distribution proceeds shall be apportioned among the Shareholders in proportion to the number of Shares held by them.

16.3. The Board may, subject to these Articles and in accordance with the Act, declare an interim dividend (acompte sur dividendes) if it determines that it is appropriate to pay such an interim dividend based on the amount of distributable reserves of the Company. Any such interim dividend will be paid to the Shareholders, in accordance with Article 16.2, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. Any interim dividends declared by the Board and paid during a financial year will be put to the Shareholders at the following general meeting to be declared as final. The Company shall not be required to pay interest with respect to any dividend or distribution declared by the Company, regardless of when or if paid.

16.4. Subject to applicable laws and regulations, in order for the Company to determine which Shareholders shall be entitled to receipt of any dividend, the Board may fix a record date which cannot be more than 60 days prior to the date on which the interim dividend is declared, which record date will be the close of business (or such other time as the Board may determine) on the date determined by the Board. In the absence of a record date being fixed, the record time for determining Shareholders entitled to receipt of any dividend shall be the close of business in Luxembourg on the day the dividend is declared.

16.5. The Board may propose to the general meeting such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets, profits and available reserves of the Company.

16.6. Any dividend or other payment to any particular Shareholder or Shareholders may be paid in such currency or currencies as may from time to time be determined by the Board and any such payment shall be made in accordance with such rules and regulations (including in relation to the conversion rate or rates) as may be determined by the Board in relation thereto.

16.7. Any dividend or other payment which has remained unclaimed for five (5) years from the date the dividend or other payment became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment by the Board of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

17. LEGAL RESERVE

The Company shall be required to allocate a sum of at least five percent (5%) of its annual net profit to a legal reserve, until such time as the legal reserve amounts to ten percent (10%) of the share capital. If and to the extent that this legal reserve falls below such ten percent (10%) amount, the Company shall allocate a sum of at least five percent (5%) of its annual net profit to restore the legal reserve to the minimum amount required by law.

MEETINGS OF SHAREHOLDERS

18. GENERAL MEETINGS

18.1. An annual general meeting shall be held in each year within six months following the end of the financial year at the Company’s registered office or at such other place in Luxembourg as may be specified in the convening notice. Notwithstanding the above and under the absolute and final judgment of the Board, the annual general meeting may be held abroad if exceptional circumstances so require.

18.2. For at least eight (8) days prior to the annual general meeting, each Shareholder may obtain a copy of the annual accounts of the Company for the preceding financial year at the registered office of the Company and inspect all documents of the Company required by the Act to be made available by the Company for their inspection.

18.3. The annual accounts and related financial statements of the Company, the approval of the corporate management of the Company by each of the Directors as well as the discharge (quitus) of the liability of the Directors with respect to the performance of their duties during any given completed financial year, shall be approved by the affirmative votes of a simple majority of the votes validly cast on such resolutions by Shareholders entitled to vote in accordance with these Articles.

18.4. Other general meetings may be held at such place and time as may be specified in the respective convening notices of the meeting whenever such a meeting is necessary.

19. RECORD DATE FOR SHAREHOLDER NOTICE; VOTING.

19.1. In order for the Company to determine which Shareholders are entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days before the date of such meeting. If the Board does not fix a record date, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business in Luxembourg on the day that is not a Saturday, Sunday or Luxembourg public holiday next preceding the day on which notice is given.

19.2. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may, acting in its sole discretion, fix a new record date for the adjourned meeting.

20. CONVENING OF GENERAL MEETINGS

20.1. The Board may convene a general meeting or a class meeting whenever in its judgment such a meeting is necessary. The Board may delegate its authority to call the general meeting to the 16 Chairman or any committee of the Board or to one or more board members by resolution. The convening notice for every general meeting shall contain the agenda, be communicated to Shareholders in accordance with the provisions of the Act on at least eight (8) clear days’ notice, unless otherwise provided in the Act, and specify the time and place of the meeting and the general nature of the business to be transacted. The convening notice need not bear the signature of any Director or Officer of the Company.

20.2. The Board shall convene a general meeting within a period of one month upon Notice to the Company from Shareholders representing at least ten percent (10%) of the share capital on the date of such notice. In addition, one or more Shareholders who together hold at least ten percent (10%) of the share capital on the date of the Notice to the Company may require that the Company include on the agenda of such general meeting one or more additional items. Such Notice to the Company shall be sent at least five Clear Days prior to the holding of such general meeting by registered letter. The rights of Shareholders under this Article 20.2 to require that a general meeting be convened or an item be included on the agenda for a general meeting shall be subject to compliance by such Shareholders with Article 20.3.

20.3. To be in proper form for purposes of the actions to be taken pursuant to Article 20.2, the Notice to the Company given pursuant to Article 20.2 must set forth as to each Shareholder(s) requesting the general meeting or the addition of an item to the agenda for a general meeting:

(1) a brief description of, as applicable, the purpose of the general meeting or the business desired to be brought before the general meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Articles, the language of the proposed amendment) and the reasons for conducting such business at the general meeting; (ii) the name and record address of such Shareholder(s) and (iii) the class or series and number of shares of the Company which are registered in the name of by such Shareholder(s) (including any Shares as to which such Shareholder(s) has a right to acquire ownership at any time in the future).

20.4. No business may be transacted at a general meeting, other than business that is properly brought before the general meeting by or at the direction of the Board, including upon the request of any Shareholder or Shareholders in accordance with the Act or these Articles. Except as otherwise provided by law, the chairman of the general meeting at which the business proposed by a Shareholder is to be transacted shall have the power and duty to determine whether such Shareholder has complied with this Article 20 in proposing such business, and if any such proposal was not made in accordance with this Article 20, to declare that such proposed business shall not be transacted.

20.5. If all Shareholders of the Company are present or represented at a general meeting, and consider themselves as being duly convened and informed of the agenda of the general meeting set by the Board, the general meeting may be held without prior notice. In addition, if all the Shareholders of the Company are present or represented at a general meeting and agree unanimously to set the agenda of the general meeting, the general meeting may be held without having been convened by the Board.

21. PARTICIPATION BY TELEPHONE OR VIDEO CONFERENCE

The Board may organise participation of the Shareholders in general meetings by telephone or video conference and participation in such a meeting shall constitute presence in person at such meeting. The participation in a meeting by these means is deemed equivalent to a participation in person at the general meeting.

22. QUORUM AT GENERAL MEETINGS

22.1. At any ordinary general meeting (including the annual general meeting) no quorum shall be requested.

22.2. At any extraordinary general meeting the holders of in excess of one half (1/2) of the share capital entitled to vote present in person or by proxy shall form a quorum for the transaction of business.

23. VOTING ON ORDINARY AND SPECIAL RESOLUTIONS

23.1. Subject to the Act, any question proposed for the consideration of the Shareholders at any ordinary general meeting (including the annual general meeting) shall be decided by the affirmative votes of a simple majority of the votes validly cast on such resolution by Shareholders entitled to vote in accordance with these Articles.

23.2. Subject to the Act, any question proposed for the consideration of the Shareholders at any extraordinary general meeting shall be decided by the affirmative votes of at least two- thirds (2/3) of the votes validly cast on such resolution by Shareholders entitled to vote in accordance with these Articles.

24. INSTRUMENT OF PROXY

24.1. A Shareholder may appoint a proxy by an instrument in writing in such form as the Board may reasonably approve from time to time and make available to Shareholders to represent such Shareholder at the general meetings of Shareholders.

24.2. The Shareholders may vote in writing (by way of a voting form provided by the Company) on resolutions submitted to the general meeting, provided that the voting form includes (a) the name, first name, address and the signature of the relevant Shareholder, (b) the indication of the shares for which the Shareholder will exercise such right, (c) the agenda as set forth in the convening notice and (d) the voting instructions (approval, refusal, abstention) for each point of the agenda.

24.3. The appointment of a proxy or submission of a completed voting form must be received by the Company no later than 48 hours prior to the scheduled meeting date (or such other time as may be determined by the Company and notified in writing to the Shareholders) at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any 18 instrument of proxy or voting form sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and appointment of a proxy or the submission of a voting form which is not received in the mannerso permitted shall be invalid.

24.4. A Shareholder who is the holder of two or more Shares may appoint more than one proxy to represent such Shareholder and vote on his behalf in respect of different Shares.

24.5. The decision of the chairman of any general meeting as to the validity of any appointment of a proxy or any voting form shall be final.

25. ADJOURNMENT OF GENERAL MEETING

25.1. The chairman of a general meeting is entitled, at the request or with the authorisation of the Board, to adjourn a general meeting, while in session, for four weeks. The chairman shall so adjourn the meeting at the request of one or more Shareholders representing at least one tenth (1/10) of the share capital. No general meeting may be adjourned more than once. Any adjournment of a general meeting shall cancel any resolution passed at such meeting prior to such adjournment.

25.2. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, which date, place and time will be publicly announced by the Company, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote at the meeting in accordance with these Articles. No business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.

DIRECTORS AND OFFICERS

26. NUMBER OF DIRECTORS

The Board shall consist of no fewer than three Directors, with the number of Directors being determined by the Board from time to time. However, if it is noted at a Shareholders’ meeting that all the Shares issued by the Company are held by one single Shareholder, the Company may be managed by one single Director until the first annual Shareholders’ meeting following the moment where the Company has noted that its Shares are held by more than one Shareholder.

27. ELECTION OF DIRECTOR

27.1. The Board or one or more Shareholders who together hold at least ten percent (10%) of the share capital entitled to vote in accordance with these Articles on the date of the Notice to the Company may nominate any person for election as a Director. Where any person, other than a person proposed for re-election or election as a Director by the Board, is to be nominated for election as a Director, Notice to the Company, complying with the requirements of this Article 27.1, must be given of the intention to nominate such person. Where a person is nominated for election as a Director other than by the Board:

27.1.1. such Notice to the Company must set forth: (i) in respect of each person whom the Shareholder proposes to nominate for election as a Director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) if applicable, the class or series and number of shares of the Company owned or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to applicable laws or regulations or that the Company may reasonably request in order to determine the eligibility of such person to serve as a Director of the Company; (ii) the name and record address of each Shareholder giving the notice; (iii) the class or series and number of shares of the Company which are registered in the name of such Shareholder (including any shares as to which any such Shareholder has a right to acquire ownership at any time in the future); (iv) a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or indirectly, by such Shareholder or beneficial owner, the purpose or effect of which is to give such Shareholder or beneficial owner economic risk similar to ownership of shares of the Company; and (v) a description of all agreements, arrangements, understandings or relationships between such Shareholder or beneficial owner and any other person or persons (including their names) in connection with the proposed nomination by such Shareholder and any material relationship between such Shareholder or beneficial owner and the person proposed to be nominated for election; and

27.1.2. such notice must be accompanied by a written consent of each person whom the Shareholder proposes to nominate for election as a Director to being named as a nominee and to serve as a Director if elected.

27.2. Except as otherwise provided by law, the chairman of the general meeting at which Directors are to be elected shall have the power and duty to determine whether a proposal to elect Directors made by a Shareholder was made in accordance with this Article 27, and if any such proposal was not made in accordance with this Article 27, to declare that such proposal shall be disregarded.

27.3. Except in the case of a vacancy in the office of Director filled by the Board, as provided for in Article 31, the Company may elect Directors by Ordinary Resolution. In a contested election where the number of persons validly proposed for election or re-election to the Board exceeds the number of seats to be filled on the Board at the applicable general meeting, Directors shall be elected by the votes cast by Shareholders present in person or by proxy at such meeting, such that the persons receiving the most affirmative votes (up to the number of Directors to be elected) shall be elected as Directors at such general meeting, and the affirmative vote of a simple majority of the votes cast by Shareholders present in person or by proxy at such meeting shall not be required to elect Directors in such circumstance. Shareholders shall not be entitled to cumulate their votes in such circumstance, but may only cast a for or against vote for each candidate for each share they own.

28. CLASSES OF DIRECTORS

The general meeting of Shareholders entitled to vote in accordance with these Articles may decide 20 to appoint Directors of three (3) classes designated as Directors A, Directors B and Directors C and shall classify them accordingly.

29. TERM OF OFFICE OF DIRECTORS

At the first general meeting which is held after the date of adoption of these Articles for the purpose of electing Directors, the Directors shall be elected. If several classes of Directors have been appointed, (i) the class A directors shall serve for an initial three (3) years term of office until the annual general meeting of the shareholders approving the annual accounts for the financial year ending on December 31, 2026, (ii) the class B directors shall serve for an initial four (4) years term of office until the annual general meeting of the shareholders approving the annual accounts for the financial year ending on December 31, 2027 and (iii) the class C directors shall serve for an initial five (5) years term of office until the annual general meeting of the shareholders approving the annual accounts for the financial year ending on December 31, 2028. At each such succeeding annual general meeting, successors to the Directors whose term expires at that annual general meeting shall be elected for a three (3) years term of office. A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Article 31.

30. REMOVAL OF DIRECTORS

30.1. The mandate of any Director may be terminated, at any time and with or without cause, by the general meeting of Shareholders by means of an Ordinary Resolution in favour of such termination.

30.2. If a Director is removed from the Board under

Article 30.1, the Shareholders may by means of an Ordinary Resolution fill the vacancy at the meeting at which such Director is removed, provided that any nominee for the vacancy who is proposed by Shareholders shall be proposed in accordance with Article 27.1.

31. VACANCY IN THE OFFICE OF DIRECTOR

31.1. The office of Director shall be vacated if the Director:

31.1.1. is removed from office pursuant to these Articles or is prohibited from being a Director by law;

31.1.2. is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

31.1.3. is the object of an order by any court having jurisdiction (whether in Luxembourg or elsewhere) in matters concerning mental disorder or dies; or

31.1.4. resigns his office by Notice to the Company.

31.2. The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring for any reason (including, for the avoidance of doubt, where such vacancy results from an increase in the number of Directors that is approved by the Board), other than where the appointment of a Director to fill a vacancy has been made by the Shareholders in accordance with Article 30.2. A Director so appointed shall be appointed to the class of Directors that the Director he is replacing belonged to (or to the class of Directors so determined by the Board in the case of a new Director who is not filling a vacancy), provided that such Director shall hold office only until ratification by the Shareholders of his appointment at the next following general meeting and, if such general meeting does not ratify the appointment, such Director shall vacate his office at the conclusion thereof.

32. REMUNERATION OF DIRECTORS

The remuneration (if any) of the Directors shall be determined by the Board subject to ratification by Shareholders entitled to vote in accordance with these Articles at the annual general meeting of Shareholders approving the annual accounts of the relevant financial year. Such remuneration shall be deemed to accrue from day to day. Any Director who holds an executive office (including for this purpose the office of Chairman) or who serves on any Board committee, or who otherwise performs services that in the opinion of the Board are outside the scope of the ordinary duties of a director, may be paid such additional remuneration for such additional services as the Board may determine. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from Board meetings or general meetings, or in connection with the business of the Company or their duties as Directors generally.

33. DIRECTORS TO MANAGE BUSINESS

The business of the Company shall be managed and conducted by or under the direction of the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the Company in general meeting.

34. POWERS OF THE BOARD OF DIRECTORS

34.1. The Board is vested with the broadest powers to manage the business of the Company and to authorise and/or perform all acts of disposal and administration falling within the purposes of the Company. All powers not expressly reserved by the law or by these Articles to the general meeting shall be within the competence of the Board. Vis-à-vis third parties the Board has the most extensive powers to act on behalf of the Company in all circumstances and to do, authorise and approve all acts and operations relative to the Company not reserved by law or these Articles to the general meeting or as may be provided herein.

34.2. The Board shall represent and bind the Company vis-à-vis third parties.

35. APPOINTMENT OF CHAIRMAN AND SECRETARY

35.1. A Chairman may be appointed by the Board from among its members from time to time for such term as the Board deems fit. Unless otherwise determined by the Board, the Chairman shall preside at all meetings of the Board and the Shareholders. In the absence of the Chairman from any meeting of the Board or the Shareholders, the Board shall designate an alternative person to serve as the chairman of such meeting. In case of a tie, the Chairman shall have a casting vote.

35.2. A Secretary may be appointed by the Board from time to time for such term as the Board deems fit. The Secretary need not be a Director and shall be responsible for (i) sending convening notices of general meetings as per the instruction of the Board, (ii) calling Board meetings as per the instruction of the Chairman, (iii) keeping the minutes of the meetings of the Board and of the Shareholders and (iv) any other duties entrusted from time to time to the Secretary by the Board.

36. APPOINTMENT, DUTIES AND REMUNERATION OF OFFICERS

36.1. The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

36.2. The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be designated by resolution of the Board from time to time.

36.3. The Officers shall receive such remuneration as the Board may determine.

37. INDEMNIFICATION OF DIRECTORS AND OFFICERS

37.1. The Directors, Chairman, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in their capacities as such or, at the request of the Company, as a director, officer, employee or agent of another person, including any Subsidiary of the Company, or as the liquidator or trustee (if any) for the Company or any Subsidiary thereof, and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each, an “indemnified party”), shall, to the extent possible under applicable law, be indemnified and held harmless by the Company from and against all actions, costs, charges, losses, damages and expenses which any of them incur or sustain by or by reason of any act performed or omitted to be performed by any Director, Chairman, Secretary or Officer in their capacities as such or in the other capacities described above, and, to the extent possible under applicable law, no Director, Chairman, Secretary or Officer shall be liable for the actions, omissions or defaults of any other indemnified party, or for the actions of any advisors to the Company or any other persons, including financial institutions, with whom any moneys or assets belonging to the Company are lodged or deposited for safe custody, or for insufficiency or deficiency of any security received by the Company in respect of any of its moneys or assets, or for any other loss, misfortune or damage which may happen in the course of their serving as a Director, Chairman, Secretary or Officer of the Company or, at the request of the Company, as a director, officer, employee or agent of another person, including any Subsidiary of the Company, or as the liquidator or trustee (if any) for the Company or any Subsidiary thereof, or in connection therewith, provided that these indemnity and exculpation provisions shall not extend to any matter in respect of any fraud or dishonesty, gross negligence, willful misconduct or action giving rise to criminal liability in relation to the Company which may attach to any of the indemnified parties. Each Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director, Chairman, Secretary or Officer on account of any action taken by such person, or the failure of such person to take any action in the performance of his duties with or for the Company or, at the request of the Company, any other person, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty, gross negligence, willful misconduct or action giving rise to criminal liability in relation to the Company which may attach to such person.

37.2. The Company may, to the extent possible under applicable law, purchase and maintain insurance for the benefit of any Director or Officer against any liability (to the extent permitted by law) incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any Subsidiary there of.

37.3. The Company may, to the extent possible under applicable law, advance moneys to an indemnified party for the costs, charges and expenses incurred by such indemnified party in defending any civil or criminal proceedings against such person, on condition that such indemnified party shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against such person.

37.4. The rights conferred on indemnified parties under this Article 37 are contract rights, and any right to indemnification or advancement of expenses under this Article 37 shall not be eliminated or impaired by an amendment to these Articles after the occurrence of the act or omission with respect to which indemnification or advancement of expenses is sought.

37.5. The Company is authorised to enter into agreements with any indemnified party providing indemnification or advance of expenses rights to any such person, to the extent possible under applicable law.

38. BINDING SIGNATURES

Towards third parties, the Company is in all circumstances committed in the case of a sole Director, by the single signature of the sole Director and in the case of a plurality of Directors, by the joint signatures of any two (2) Directors or by the sole signature of the delegate of the Board acting within the limits of his powers. In the event the general meeting of Shareholders has appointed different classes of Directors (namely Class A Directors, Class B Directors and Class C Directors) the Company will only be validly bound by the joint signature of any two directors.

MEETINGS OF THE BOARD OF DIRECTORS

39. BOARD MEETINGS

39.1. The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Each Director shall have one (1) vote, and a resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast.

39.2. Each Director present at a meeting of the Board shall, in addition to his or her own vote, be entitled to one (1) vote in respect of each other Director not present at the meeting who shall have authorised such Director in respect of such meeting to vote for such other Director in the absence of such other Director.

39.3. Any such authority may relate generally to all meetings of the Board or to any specified meeting or meetings and must be in writing and may be sent by mail, facsimile or electronic mail (with customary proof of confirmation that such notice has been transmitted) or any other means of communication approved by the Board and may bear a printed or facsimile signature of the Director giving such authority. The authority must be delivered to the Company for filing prior to or must be produced at the meeting at which a vote is to be cast pursuant thereto.

40. NOTICE OF BOARD MEETINGS

A Director may, and the Secretary on the requisition of a Director shall, at any time convene a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by mail or facsimile or electronic mail (with customary proof of confirmation that such notice has been transmitted) at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

41. PARTICIPATION BY TELEPHONE OR VIDEO CONFERENCE

Directors may participate in any meeting by video conference or by such telephonic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously, and participation in such a meeting shall constitute presence in person at such meeting.

42. QUORUM AT BOARD MEETINGS

The quorum necessary for the transaction of business at a Board meeting shall be a majority of Directors.

43. BOARD TO CONTINUE IN THE EVENT OF VACANCY

The Board may act notwithstanding any vacancy in its number, provided that, if the number of Directors is less than the number fixed by the Act as the minimum number of directors, the continuing Director(s) shall, on behalf of the Board, summon a general meeting for the purpose of appointing new Directors to fill the vacancies or for the purpose of adopting any measures within the competence of the general meeting.

44. WRITTEN RESOLUTIONS

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by the last Director.

45. VALIDITY OF ACTS OF DIRECTORS

All actions taken at any meeting of the Board or by any Director, notwithstanding that it is subsequently discovered that there was a defect in the appointment of a Director or that a Director was disqualified from holding office or had vacated office, shall be as valid as if such Director had been duly appointed, was qualified or had continued to be a Director and had been entitled to take any such action.

CORPORATE RECORDS

46. MINUTES OF THE MEETINGS OF THE SHAREHOLDERS

46.1. The minutes of general meetings of Shareholders shall be drawn up and shall be signed by the Chairman of the general meeting.

46.2. Copies of or extracts from the minutes of the general meeting of Shareholders may be certified by the Chairman or the Secretary.

47. MINUTES OF THE MEETINGS OF THE BOARD

The minutes of any meeting of the Board, or extracts thereof, shall be signed by the Chairman or by any two Directors.

48. PLACE WHERE CORPORATE RECORDS KEPT

Minutes prepared in accordance with the Act and these Articles shall be kept at the registered office of the Company.

49. SERVICE OF NOTICES

49.1. A notice (including a notice convening a general meeting) or any other document to be served or delivered by the Company to Shareholders pursuant to these Articles may be served on or delivered to any Shareholder by the Company:

49.1.1. by hand delivery to such Shareholder or his authorised agent (and in the case of a notice convening a general meeting, only if such Shareholder has individually agreed to receive notice in such manner);

49.1.2. by mailing such notice or document to such Shareholder at his address as recorded in the Register of Shareholders (and in the case of a notice convening a general meeting, only if such Shareholder has individually agreed to receive notice in such manner);

49.1.3. by facsimile telecommunication, when directed to a number at which such Shareholder has individually consented in writing to receive notices or documents from the Company (including a notice convening a general meeting);

49.1.4. by electronic mail, when directed to an electronic mail address at which such Shareholder has individually consented in writing to receive notice or documents from the Company (including a notice convening a general meeting); or

49.1.5. by registered letter to such Shareholder at his address as recorded in the Register of Shareholders in respect of a notice convening a general meeting in circumstances where a Shareholder has not individually consented to receiving notice by other means of communication.

49.2. Where a notice or document is served or delivered pursuant to Article 49.1.1, the service or delivery thereof shall be deemed to have been received at the time such notice or document was delivered to the Shareholder or his authorised agent.

49.3. Where a notice or document is served or delivered pursuant to Article 49.1.2, service or delivery thereof shall be deemed to have been received at the expiration of forty-eight (48) hours after such notice or document was mailed. In proving service or delivery it shall be sufficient to prove that the envelope containing such notice or document was properly addressed, stamped and mailed.

49.4. Where a notice or document is served or delivered pursuant to Article 49.1.3 or Article 49.1.4, service or delivery thereof shall be deemed to be affected at the time the facsimile or electronic mail was sent, as evidenced by the records of the Company generated at such time and available to the recipient of such electronically transmitted notice or document upon his request.

49.5. Without prejudice to the provisions of Articles 49.1.2 and 49.3, if at any time by reason of the suspension or curtailment of postal services within Luxembourg, the Company is unable to convene a general meeting by notices sent through the mail, a general meeting may be convened by a notice advertised in at least one (1) leading national daily newspaper in Luxembourg, filed with the register of commerce and companies and published on the Recueil Electronique des Sociétés et Associations at least fifteen (15) days before the affected general meeting. In such case, such notice shall be deemed to have been duly served on all Shareholders entitled thereto at noon on the day on which such advertisement shall appear.

In any such case the Company shall send, from Luxembourg or elsewhere (as the Board in its opinion considers practical), confirmatory copies of the notice convening the general meeting at least eight (8) days before the meeting by mail (or by facsimile or electronic mail in the case of Shareholders who have consented in writing to receive notices by facsimile or electronic mail as described in Article 49.1.3 and Article 49.1.4) to those Shareholders whose registered addresses are outside Luxembourg or are in areas of Luxembourg unaffected by such suspension or curtailment of postal services. If at least eight (8) days prior to the time appointed for the holding of the general meeting, the mailing of notices to Shareholders in Luxembourg, or any part thereof that was previously affected, has again (in the opinion of the Board) become practical, to the extent such Shareholders have not received notices convening such meeting by facsimile or electronic mail, the Company shall send confirmatory copies of the notice by mail to such Shareholders. The accidental omission to give any such confirmatory copy of a notice of a general meeting to, or the non- receipt of any such confirmatory copy by, any Shareholder (whether by mail or, if applicable, facsimile or electronic mail) shall not invalidate the proceedings at such general meeting, and no proof need be given that this formality has been complied with.

49.6. Notwithstanding anything contained in this Article 49, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Luxembourg.

FINANCIAL YEAR

50. FINANCIAL YEAR

The financial year of the Company shall begin on 1 January and shall end on 31 December in each year.

AUDITOR

51. APPOINTMENT OF AUDITOR

51.1. The operations of the Company shall be supervised by one or several approved statutory auditors (réviseur(s) d’entreprises agréé) as applicable.

51.2. Subject to the Act, the general meeting of the Shareholders shall appoint the auditor(s) selected by the audit committee of the Company to hold office for such term as the general meeting of the Shareholders deem fit but not exceeding six (6) years or until a successor is appointed. The auditor shall be eligible for re- appointment.

VOLUNTARY WINDING-UP AND DISSOLUTION

52. WINDING-UP

52.1. The Company may be dissolved at any time by the Shareholders by means of a Special Resolution. In the event of dissolution of the Company, liquidation shall be carried out by one or more liquidators, who may be natural or legal persons, appointed by the general meeting, which shall determine the powers and remuneration of such liquidators.

52.2. If the Company shall be dissolved and the assets available for distribution among the Shareholders shall be insufficient to repay the total paid up share capital of the Shares, such assets shall be distributed to the Shareholders in proportion to the number of Shares held by them. If in a dissolution the assets available for distribution among the Shareholders shall be more than sufficient to repay the total paid up share capital of the Shares at the commencement of the dissolution, the excess shall be distributed among the Shareholders in proportion to the number of Shares held by them at the commencement of the dissolution.

52.3. The liquidator may, with the sanction of the Shareholders by means of an Ordinary Resolution in accordance with the Act, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided as aforesaid and, subject to these Articles and the rights attaching to each Share, may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The determinations of the liquidator in respect of the distributions described in Article 52.2 and this Article 52.3 shall be final.

CHANGES TO CONSTITUTION

53. CHANGES TO ARTICLES

53.1. No Article may be rescinded, altered or amended and no new Article may be made save in accordance with the Act and until it has been approved by the Shareholders by means of a Special Resolution or approved by the Board in accordance with these Articles.

54. GOVERNING LAW

54.1. All matters not governed by these Articles shall be determined in accordance with the laws of Luxembourg.

54.2. Notwithstanding anything contained in these Articles, the provisions of these Articles are subject to any applicable law and legislation, including the Act, except where these Articles contain provisions which are stricter than those required pursuant to any applicable law and legislation, including the Act.

54.3. Should any clause of these Articles be declared null and void, this shall not affect the validity of the other clauses of these Articles.

In the case of any divergences between the English and the French text, the English text will prevail.

SUIT LA TRADUCTION FRANÇAISE DU TEXTE QUI PRECEDE :

INTERPRETATION

1. DEFINITIONS

1.1. Dans les présents Statuts, les mots et expressions suivants ont, lorsque le contexte ne s’y oppose pas, les significations suivantes, respectivement :

« Action d’Autocontrôle » une action de la Société qui a été ou est considérée comme ayantété acquise et détenue par la Société et qui a été détenue (ou est considérée comme ayant été détenue) de manière continue par la Société depuis qu’elle a été ainsi acquise et n’a pas été annulée.

« Action de Catégorie B Affectée » a le sens qui lui est attribué dans l’Article 14.4. « Actionnaire » toute personne inscrite au Registre des Actionnaires en tant que détenteur d’Actions de la Société.

« Actionnaire Concerné » a le sens qui lui est attribué à l’Article 14.5.

« Actions » a le sens qui lui est attribué à l’Article 6.1.

« Actions de Catégorie A » a le sens qui lui est attribué dans l’Article 6.1.

« Actions de Catégorie B » a le sens qui lui est attribué dans l’Article 6.1.

« Actions de Catégorie B Pré-IPO » une participation directe ou indirecte dans une Action de Catégorie B, y compris en tant que détenteur d’une participation dans une société, un partenariat, une société à responsabilité limitée ou une entité similaire qui détient uneparticipation dans une Action de Catégorie B.

« Administrateur » un administrateur de la Société.

« Affilié » désigne, en ce qui concerne une personne, toute personne contrôlant directementou indirectement cette personne, contrôlée par elle ou sous contrôle commun avec elle. « Conseil » le conseil d’administration nommé ou élu conformément aux présents Statuts.

« Contrôle » à l’égard de toute personne, désigne la possession, directement ou indirectement, par une autre personne du pouvoir de diriger ou de faire diriger la gestion et les décisions de cette première personne, que ce soit par la propriété de titres avec droit de vote, par contrat ou par tout autre moyen.

« Conversion » a le sens qui lui est attribué dans l’Article 14.2.

« Déclencheur de Conversion » a le sens qui lui est attribué dans l’Article 14.3.

« Dépositaire » a le sens qui lui est attribué dans l’Article 12.4.

« Détenteur d’Actions de Catégorie B Pré-IPO » une personne qui, à la date de la clôture de l’offre publique initiale d’achat des Actions de Catégorie A, est un détenteur (en ignorant et en excluant tout détenteur qui est un prête-nom au profit d’un détenteur, aucun de ces prête- noms n’étant donc considéré comme un détenteur d’Actions de Catégorie B Pré- IPO à ces fins) d’une Action de Catégorie B Pré-IPO ou Enfoca.

« Dirigeant » toute personne nommée comme dirigeant de la Société par le Conseil, avec letitre, les pouvoirs et les fonctions désignés par une résolution du Conseil conformément à l’Article 36.

« Filiale » une entité constituée ou non constituée dans laquelle une autre entité (i) détient la majorité des droits de vote des actionnaires ou des associés ou (ii) a le droit de nommer ou de révoquer la majorité des membres de l’organe d’administration, de gestion ou de surveillance et est en même temps actionnaire ou associé de cette entité.

« Enfoca » Enfoca Discovery 2 LP, Enfoca Descubridor 1, Fondo de Inversión, Enfoca Descubridor 2, Fondo de Inversión, Enfoca Discovery 1 SAC, Enfoca Discovery Parallel SAC, Enfoca Sociedad Administradora de Fondos de Inversión S.A., Enfoca Asset Management Ltd. and Enfoca Investments Ltd., toute autre entité administrée ou Contrôlée par Enfoca Investments Ltd. ou tout Affilié de l’une des entités susmentionnées.

« Jours Francs » en ce qui concerne la période d’une notification, la période excluant le jouroù la notification est donnée ou réputée donnée et le jour pour lequel il est donné ou doit prendre effet.

« Juste Valeur Marchande » a le sens qui lui est attribué dans l’Article 9.6.

« Loi » la loi luxembourgeoise du 10 août 1915 concernant les sociétés commerciales telle que modifiée.

« Notification à la Société » une notification écrite adressée par le Conseil ou un autre dirigeant désigné par la Société aux Actionnaires, remise au siège social de la Société en main propre ou par courrier, ou à la Société par télécopie ou courrier électronique (avec la preuve habituelle de confirmation de la transmission de cette notification).

« Partie Indemnisée » a le sens qui lui est attribué dans l’Article 37.1.

« Président » le président du Conseil.

« Registre des Actionnaires » le registre des actionnaires visé par les présents Statuts. « Résolution Ordinaire » une résolution adoptée lors d’une assemblée Générale ordinaire à laquelle aucune modification des Statuts n’est envisagée (y compris l’assemblée générale annuelle) avec le quorum prévu à l’Article 22.1. et la majorité prévue à l’Article 23.1.

« Résolution Spéciale » une résolution adoptée lors d’une assemblée Générale extraordinaire (c’est-à-dire une assemblée ayant pour objet de modifier les statuts ou de mettre la Société en liquidation) avec le quorum prévu à l’Article 22.2. et la majorité prévue à l’Article 23.2.

« Réviseur d’Entreprises » un ou plusieurs réviseurs d’entreprises nommés conformément aux présents Statuts et qui comprend une personne physique, une société ou un partenariat.

« Secrétaire » la personne nommée secrétaire de la Société par le Conseil, y compris tout secrétaire adjoint ou assistant et toute personne nommée par le Conseil pour exercer l’une des fonctions énoncées à l’Article 35.2. et spécifiquement confiées par résolution au Secrétaire.

« Société » la société pour laquelle les présents Statuts sont approuvés et confirmés.

« Statuts » les présents statuts, tels que modifiés conformément à l’Article 53.

« Transfert » a le sens qui lui est attribué à l’Article 13.7.

« Transfert Autorisé » tout transfert d’une Action de Catégorie B à un détenteur d’Actions de Catégorie B Pré-IPO.

1.2. Dans les présents Statuts, lorsque le contexte ne s’y oppose pas :

1.2.1. les mots désignant le nombre pluriel incluent le nombre singulier et vice versa ; 1.2.2. les mots désignant le genre masculin comprennent le genre féminin et le genre neutre ;

1.2.3. le mot :

« peut » doit être interprété comme permissif ;

« doit » doit être interprété comme impératif ; et

« y compris » est réputé être suivi des mots « sans limitation ».

1.2.4. une référence à une disposition statutaire est réputée inclure toute modification ou réadoption de celle-ci ;

1.2.5. le mot “société” désigne une personne morale ;

1.2.6. sauf disposition contraire, les mots ou expressions utilisés dans les présents Statuts etdéfinis dans la Loi ont la même signification dans les présents Statuts que dans la Loi.

1.3. Dans les présents Statuts, les expressions se référant à des écrits comprennent, sauf intention contraire, la télécopie, l’impression, la lithographie, la photographie, le courrier électronique et les autres modes de communication sous forme visible.

1.4. Les titres utilisés dans les présents Statuts ne le sont que pour des raisons de compréhension et ne doivent pas être utilisés ou invoqués pour l’interprétation des présents Statuts.

FORME, DÉNOMINATION, DURÉE ET SIÈGE SOCIAL

2. FORME ET DÉNOMINATION

2.1. La dénomination sociale de la Société est « Auna S.A. » constituée sous la forme d’une société anonyme.

2.2. Tous les actes, factures, avis, publications, lettres, bons de commande et autres documents émanant de la Société doivent comporter les mots « société anonyme » reproduits lisiblement et en toutes lettres ou les initiales « SA », immédiatement avant ou après la dénomination de la Société. Ils doivent également indiquer de façon précise, les mots « Registre de commerce et des sociétés, Luxembourg » ou les initiales « R.C.S Luxembourg » suivis du numéro d’immatriculation.

3. DURÉE

La Société est constituée pour une durée illimitée.

4. SIÈGE SOCIAL

4.1. Le siège social de la Société est établi dans la ville de Luxembourg au Grand-Duché de Luxembourg. Il peut être transféré à l’intérieur du Grand-Duché de Luxembourg par une résolution du Conseil, qui peut, si nécessaire, modifier les Statuts en conséquence.

4.2. Si le Conseil détermine que des développements ou des événements politiques ou militaires extraordinaires se sont produits ou sont imminents et que ces développements ou événements interféreraient avec les activités normales de la Société au lieu de son siège social, ou avec les moyens de communication entre ce siège social et les personnes à l’étranger, le siège social peut être transféré temporairement à l’étranger jusqu’à la cessation complète de ces circonstances extraordinaires. Ces mesures temporaires n’auront aucun effet sur la nationalité de la Société qui, nonobstant le transfert temporaire de son siège social, restera une société de droit luxembourgeois. Ces mesures temporaires seront prises par le Conseil et notifiées aux Actionnaires de la Société.

4.3. La Société peut établir des succursales, des filiales, des agences ou des bureaux administratifs au Grand-Duché de Luxembourg ainsi que dans des pays étrangers par simple résolution du Conseil.

OBJET SOCIAL

5. OBJET SOCIAL

5.1. L’objet social de la Société est de détenir, directement ou indirectement, des participations ou d’autres parts d’intérêts dans d’autres entités, y compris ses Filiales, et d’accomplir tous les actes nécessaires ou utiles à la réalisation de cet objet.

5.2. La Société a le pouvoir d’effectuer les activités suivantes :

5.2.1. l’acquisition, la détention, la gestion et la cession, sous quelque forme que ce soit, par quelque moyen que ce soit, directement ou indirectement, de participations, droits et parts d’intérêts dans, et obligations de, sociétés luxembourgeoises et non luxembourgeoises, sociétés de personnes ou autres entités constituées ou non-constituées;

5.2.2. l’acquisition par achat, souscription, prise en charge ou de toute autre manière et le transfert par vente, échange ou de toute autre manière de titres de participation, d’obligations, de debentures, de notes et d’autres titres ou instruments financiers de toute nature et de contrats y afférents ou connexes ;

5.2.3. la propriété, l’administration, le développement et la gestion d’un portefeuille d’actifs, y compris les actifs immobiliers et les actifs visés aux Articles 5.2.1 et 5.2.2 ci-dessus pour sonpropre compte et pour le compte de tiers ;

5.2.4. la détention, l’acquisition, la cession, le développement, l’octroi de licences ou de sous- licences et la gestion de, ou l’investissement dans, tout brevet ou autre droit de propriété intellectuelle de toute nature ou origine ainsi que les droits qui en découlent ; 5.2.5. l’émissionde titres de créance et de participation dans n’importe quelle devise et sous n’importe quelle forme, y compris par le biais de :

l’émission d’actions, de notes, d’obligations, de debentures ou de toute autre forme de titres de créance ou de participation et de toute manière, que ce soit par le biais d’un placement privé, d’une offre publique ou autre ; et d’emprunter auprès de tout tiers, y compris les banques, les institutions financières ou toute autre personne affiliée ou non à la Société ;

5.2.6. dans la mesure permise par le droit luxembourgeois, la fourniture de toute forme de financement par capitaux propres ou par emprunt ou de toute autre forme d’assistance financière dans toute devise, qu’elle soit ou non financée par l’une des méthodes mentionnéesà l’Article 5.2.5 ci-dessus et qu’elle soit subordonnée ou non, à toute personne, y compris aux Filiales, aux sociétés Affiliées de la Société et/ou à toute autre personne qui peut ou nonêtre Actionnaire ou société Affiliée de la Société ;

5.2.7. l’octroi de garanties ou la création de toute forme de charge ou de sûreté sur tout ou partie de ses actifs afin de garantir ou de sécuriser ses propres obligations ou les obligations et engagements de toute autre société ou personne qui peut ou non être Actionnaire ou Affilié, et, généralement, pour son propre bénéfice et/ou le bénéfice de toute autre personne qui peutou non être Actionnaire ou Affilié de la Société ;

5.2.8. prendre toute mesure conçue ou destinée à protéger la Société contre les risques de crédit, de change, de taux d’intérêt ou autre ; et

5.2.9. entreprendre des activités commerciales dans toute juridiction et rendre des services en général, directement ou pour le compte de tiers, sous réserve d’avoir obtenu l’autorisation requise.

5.3. Les objets et pouvoirs décrits dans le présent Article 5 doivent être interprétés dans leursens le plus large et toute transaction ou tout accord conclu par la Société qui n’est pas incompatible avec les objets ou pouvoirs susmentionnés sera considéré comme rentrant dansle champ de ces objets ou pouvoirs.

ACTIONS

6. CAPITAL SOCIAL ET DROITS ATTACHÉS AUX ACTIONS

6.1. Le capital social émis de la Société s’élève à quatre millions six cent quatre-vingt-treize mille cent quarante-cinq Dollars des États-Unis d’Amérique et dix-sept centimes (4.693.145,17 USD) et se compose de :

6.1.1.

trente millions cent trente-huit mille sept cent quarante-sept (30.138.747) actions de catégorie A, d’une valeur nominale d’un centime de Dollar des Etats-Unis d’Amérique (0,01 USD) chacune (les « Actions de Catégorie A ») ; et

6.1.2.

quarante-trois millions neuf cent dix-sept mille cinq cent soixante-dix-sept (43.917.577) actions de catégorie B, d’une valeur nominale de dix centimes de Dollar des Etats-Unis d’Amérique (0,10 USD) chacune (les « Actions de Catégorie B » et, avec les Actions de Catégorie A, les « Actions »).

La Société peut émettre des actions supplémentaires, y compris des Actions de Catégorie A et Actions de Catégorie B, conformément aux présents Statuts.

6.2. Le capital social autorisé de la Société est de onze millions cinq cent mille dollars des Etats-Unis d’Amérique (11.500.000, - USD), divisé en :

6.2.1. cinq cents millions (500.000.000) d’Actions de Catégorie A ; et

6.2.2. soixante-cinq millions (65.000.000) d’Actions de Catégorie B.

Le Conseil est généralement et inconditionnellement autorisé, pour une période de cinq (5) ans à compter de la date de toute résolution, à émettre des Actions, à accorder des options de souscription d’Actions et à émettre tout autre instrument convertible en Actions jusqu’au maximum du capital social autorisé mais non encore émis de la Société, aux personnes et aux conditions que le Conseil détermine à son entière discrétion, sans réserver un droit préférentiel de souscription aux actions émises pour les actionnaires existants. Le Conseil peut fixer le prix de souscription des Actions ainsi émises, ainsi que déterminer la forme de lacontrepartie à payer pour ces Actions qui peut inclure (i) des espèces, y compris la compensation de créances contre la Société qui sont certaines, dues et exigibles, (ii) un paiement en nature, et (iii) une réaffectation de la prime d’émission, des réserves disponibles ou d’autres réserves de la Société. Le Conseil est également autorisé à émettre des Actions à titre gratuit dans les limites de l’article 420-26 (6) de la Loi.

La Société doit à tout moment réserver et maintenir disponible, de son capital social autorisémais non émis, le nombre d’Actions de Catégorie A qui sera à tout moment suffisant pour effectuer la conversion de toutes les Actions de Catégorie B en circulation à tout moment conformément à l’Article 14.

6.3. Les Actions de Catégorie A sont assorties de droits de vote et donnent droit à une (1) voix par Action lors de toute assemblée générale. Sous réserve des présents Statuts, les détenteurs d’Actions de Catégorie A:

6.3.1. ont le droit de convertir les Actions de Catégorie A en toute autre catégorie d’actions ;

6.3.2. ont le droit de recevoir conformément à l’Article 16.2.2., les dividendes ou autres distributions que la Société peut déclarer de temps à autre ;

6.3.3. en cas de liquidation ou de dissolution de la Société, qu’elle soit volontaire ouinvolontaire ou en vue d’une réorganisation ou autre, ont droit, avec les détenteurs d’Actions de Catégorie B conformément à l’Article 52.2., aux actifs excédentaires de la Société ; et

6.3.4. sont généralement habilités à jouir de tous les droits attachés aux actions conformémentà la Loi.

6.3.5. Les Actions de Catégorie B sont assorties de droits de vote et donnent droit à dix (10) voix par Action lors de toute assemblée générale. Sous réserve des présents Statuts, les détenteurs d’Actions de Catégorie B:

6.3.6. ont le droit, sur option du détenteur exercée conformément à l’Article 14, de convertir chaque Action de Catégorie B en une Action de Catégorie A à tout moment, et sont soumis àune conversion obligatoire, comme prévu à l’Article 14;

6.3.7. ont le droit, conformément à l’Article 16.2., aux dividendes ou autres distributions quela Société peut déclarer;

6.3.8. en cas de liquidation ou de dissolution de la Société, qu’elle soit volontaire ouinvolontaire ou en vue d’une réorganisation ou autre, ont droit, avec les Actionnaires de Catégorie A conformément à l’Article 52.2, aux actifs excédentaires de la Société ; et

6.3.9. ont généralement le droit de jouir de tous les droits attachés aux actions avec droit de vote conformément à la Loi.

6.4. Les détenteurs d’Actions de Catégorie A et d’Actions de Catégorie B voteront ensemble sur toutes questions, à moins que la Loi ou les présents Statuts n’en disposent autrement.

6.5. Le Conseil est autorisé à reclasser toute Action de Catégorie B en Action deCatégorie

A lorsqu’un Déclencheur de Conversion se produit sur option d’un Détenteur d’Actions de Catégorie B, conformément à l’Article 14.3.1. (i), et à modifier les Statuts en conséquence.Le Conseil est autorisé à nommer un délégué pour se présenter devant un notaire au Luxembourg pour enregistrer la modification des Statuts.

7. POUVOIR D’ÉMETTRE DES ACTIONS

7.1. Sans préjudice des droits spéciaux conférés aux Actionnaires de toute catégorie d’actions existante (lesdits droits spéciaux ne peuvent être affectés, modifiés ou abrogés qu’avec le consentement ou la sanction prévus dans les présents Statuts), et sous réserve des dispositions de la Loi, toute Action peut être émise au pair ou avec une prime et avec les droits et/ou restrictions, qu’il s’agisse de dividendes, de vote, de rendement du capital, de transférabilité ou autre, que la Société peut ordonner de temps à autre.

7.2. Toute prime d’émission versée lors de l’émission d’actions conformément à l’Article 7.1 doit être disponible pour remboursement aux actionnaires (à condition que la Société dispose de réserves disponibles suffisantes pour les distributions), dont le paiement est décidé par les Actionnaires ou le Conseil sur la base de comptes intermédiaires montrant que la Société dispose de réserves disponibles suffisantes pour les distributions conformément à la Loi.

7.3. Le Conseil est autorisé à supprimer ou à limiter les droits de souscription préférentiels statutaires luxembourgeois des actionnaires existants lors de l’émission d’Actions conformément à l’autorité conférée par l’Article 6.2. Le Conseil est autorisé à nommer, à sonentière discrétion, un représentant qui comparaît devant un notaire public au Luxembourg afinde modifier les Statuts pour refléter les changements résultant des augmentations du capital social émis par la Société conformément à l’Article 6.2.

8. MODIFICATION DES DROITS ATTACHÉS AUX ACTIONS

Lorsqu’une résolution d’une assemblée générale extraordinaire est de nature à modifier les droits respectifs des Actions de Catégorie A ou des Actions de Catégorie B, la Résolution Spéciale doit, 36 pour être valide, remplir les conditions de quorum et de majorité énoncées dansles présents Statuts ou dans la Loi, selon le cas, pour chacune de ces catégories d’actions.

9. POUVOIR DE LA SOCIÉTÉ D’ACHETER OU D’ACQUÉRIR AUTREMENT SES PROPRES ACTIONS

9.1. La Société peut acheter, acquérir ou recevoir ses propres actions en vue de les annuler ou de les conserver en tant qu’actions propres dans les limites et sous les conditions prévuespar la Loi et les autres lois et règlements applicables.

9.2. En vertu et conformément aux dispositions de l’article 430-15 de la Loi, et en conformité avec toutes les autres lois et réglementations applicables (y compris les règles et réglementations de tout marché boursier, bourse ou système de règlement de titres sur lequel les actions sont négociées, qui peuvent être applicables à la Société), la Société est autoriséeà acheter, acquérir, recevoir et/ou détenir des actions, y compris les Actions, à condition que:

9.2.1. les Actions dont l’achat est autorisé par les présents seront toutes des Actions émises et entièrement libérées ;

9.2.2. le nombre maximum d’Actions achetées, acquises ou reçues par la Société doit être telque la valeur nominale totale ou le pair comptable total, selon le cas, des Actions détenues par des personnes autres que la Société ne soit pas inférieur au capital social minimum prescrit par la Loi ;

9.2.3. le prix maximum qui peut être payé pour chaque Action ne doit pas dépasser la Juste Valeur Marchande (telle que définie à l’Article 9.6) ;

9.2.4. le prix minimum qui peut être payé pour chaque Action sera la valeur nominale ou le pair, selon le cas, de l’Action ; et

9.2.5. les acquisitions, y compris les Actions précédemment acquises par la Société et détenues par elle, et les Actions acquises par une personne agissant en son nom propre mais pour le compte de la Société, ne peuvent avoir pour effet de réduire l’actif net de la Société en-dessous du montant mentionné aux paragraphes (1) et (2) de l’article 461-2 de la Loi.

9.3. Cette autorisation (sauf si elle a été précédemment révoquée, modifiée ou renouvelée par l’assemblée générale) est accordée pour une période de cinq ans à compter de la date des résolutions décidant d’accorder ou de renouveler cette autorisation.

9.4. Cette autorisation concerne uniquement :

9.4.1. un ou plusieurs achats sur le marché (c’est-à-dire un achat par la Société d’Actions proposées à la vente par un Actionnaire sur une bourse de valeurs sur laquelle les Actions sont négociées), selon ce que le Conseil détermine sans que cette offre d’acquisition doive être faite à tous les Actionnaires ; et

9.4.2. les achats effectués dans des circonstances autres que celles visées à l’Article 9.4.1, lorsqu’une offre aux mêmes conditions a été faite par la Société à tous les Actionnaires de lamême catégorie d’Actions ou dans une situation similaire.

9.5. Le Conseil est autorisé à nommer, à son entière discrétion, un représentant qui comparaîtra devant un notaire public à Luxembourg afin de modifier les Statuts pour refléter les changements résultant de l’annulation de toute action rachetée conformément aux termesdu présent Article 9, si le choix est fait d’annuler les actions.

9.6. Aux fins du présent Article 9, la « Juste Valeur Marchande » signifie, pour toute action :

9.6.1. le prix auquel la Société effectue un achat de ses propres actions dans le cadre d’un programme de rachat sur le marché ouvert annoncé à la Bourse de New York ou, si les actionsde la Société ne sont pas cotées à la Bourse de New York, sur toute autre bourse de valeursmobilières sur laquelle les actions de la Société sont alors cotées ou négociées ; ou

9.6.2. dans le cas d’un rachat d’actions qui n’est pas effectué dans le cadre d’un programmede rachat annoncé sur le marché ouvert de la Bourse de New York ou d’une autre bourse devaleurs, la juste valeur marchande déterminée de bonne foi par un réviseur d’entreprises indépendant de bonne réputation nommé par le Conseil sur la base des informations et des faits dont dispose le réviseur indépendant et qu’il juge pertinents.

9.7. Les droits de vote attachés à une Action d’Autocontrôle sont suspendus et ne peuvent être exercés par la Société tant qu’elle détient de telles Actions d’Autocontrôle et, sauf si la Loi l’exige, toutes les Actions d’Autocontrôle sont exclues du calcul de tout pourcentage ou fraction du capital social, ou des actions, de la Société pour déterminer les exigences de quorum et de majorité de toute assemblée générale. Les restrictions au droit de vote susmentionnées s’appliquent aux actions émises par la Société et détenues par des filiales directes et indirectes.

10. SUSPENSION ET/OU RENONCIATION AU DROIT DE VOTE ; VOTE DESDÉTENTEURS INCAPABLES

10.1. Le Conseil peut suspendre le droit de vote d’un Actionnaire si celui-ci ne remplit pas ses obligations en vertu des Statuts ou de tout acte de souscription ou d’engagement conclu par cet Actionnaire. Dès que l’Actionnaire concerné aura remédié à la violation de son obligationen vertu des Statuts ou de tout autre document le liant, le Conseil rétablira immédiatement cetActionnaire dans ses droits.

10.2. Tout Actionnaire peut individuellement décider de ne pas exercer, temporairement ou définitivement, son droit de vote sur tout ou partie de ses Actions. Cet Actionnaire est lié par cette renonciation, qui est exécutoire par la Société à compter de la date de réception par la Société de la notification de cette renonciation par cet Actionnaire.

10.3. Si les droits de vote d’un ou de plusieurs Actionnaires sont suspendus conformément au présent Article 10 ou si un Actionnaire a renoncé temporairement ou définitivement à son droit de vote conformément au présent Article 10, ces Actionnaires sont convoqués et peuvent assister à toute assemblée générale des Actionnaires, mais les Actions pour lesquelles cet Actionnaire n’a pas de droit de vote ou y a renoncé conformément au présent Article 10 ne sont pas prises en compte pour déterminer si les conditions de quorum et de majorité sont remplies.

10.4. Un Actionnaire pour lequel une décision a été rendue par un tribunal compétent (que cesoit au Luxembourg ou ailleurs) en matière de troubles mentaux, peut voter par l’intermédiairedu comité compétent de cet Actionnaire, d’un administrateur judiciaire, d’un tuteur ou d’une autre personne nommée par ce tribunal et ce comité, cet administrateur judiciaire, ce tuteur ou cette autre personne peut voter par procuration. La preuve, menant à la satisfaction du Conseil, de l’autorité de la personne prétendant exercer le droit de vote doit être déposée ausiège social de la Société ou à tout autre endroit spécifié conformément aux présents Statutspour le dépôt des procurations, au moins quarante-huit (48) heures avant l’heure fixée pour latenue de la réunion ou de la réunion ajournée au cours de laquelle le droit de vote est exercé,faute de quoi le droit de vote ne pourra pas être exercé.

11. DÉCLARATIONS D’ACTIONNARIAT

A la demande d’un Actionnaire, la Société émet une déclaration de propriété d’actions attestant du nombre d’Actions enregistrées au nom de cet Actionnaire dans le Registre des Actionnaires à la date de cette déclaration.

ENREGISTREMENT DES ACTIONS

12. REGISTRE DES ACTIONNAIRES

12.1. Les Actions sont et resteront nominatives (actions nominatives) et les Actionnaires ne sont pas autorisés à demander la conversion de leurs Actions en actions au porteur.

12.2. Le Conseil fait tenir un Registre des Actionnaires et y inscrit les informations requises par la Loi.

12.3. La Société est en droit de considérer le détenteur enregistré d’une Action comme le propriétaire absolu de celle-ci et, par conséquent, ne sera pas tenue de reconnaître toute revendication juste ou autre revendication ou intérêt sur cette Action de la part de toute autre personne.

12.4. Lorsque des Actions sont inscrites dans le Registre des Actionnaires pour le compte d’une ou plusieurs personnes au nom d’un système de règlement de titres ou de l’opérateur de ce système, ou au nom d’un dépositaire professionnel de titres, ou de tout autre dépositaire(ce système, ce dépositaire professionnel ou cet autre dépositaire étant dénommé « Dépositaire ») ou d’un sous- dépositaire désigné par un ou plusieurs Dépositaires, la Société, sous réserve d’avoir reçu du Dépositaire auprès duquel ces Actions sont conservées en compte une preuve satisfaisante de la propriété sous-jacente des Actions par ces personneset de leur autorité pour exercer leur droit de vote sur ces Actions, permettra à ces personnes d’exercer les droits attachés à ces Actions, y compris l’admission et le vote aux assemblées générales. Une notification peut être donnée par la Société aux détenteurs d’Actions détenues par l’intermédiaire d’un Dépositaire en donnant cette notification au Dépositaire dont le nom figure dans le Registre des Actionnaires en ce qui concerne les Actions, et une telle notification sera considérée comme une notification suffisante à tous les détenteurs sous- jacents d’Actions. Nonobstant ce qui précède, la Société doit effectuer des paiements, sous forme dedividendes ou autre, en espèces, en actions ou autres actifs, comme le permettent les présents Statuts, uniquement au

Dépositaire ou au sous-dépositaire inscrit dans le Registre des Actionnaires ou conformémentà ses instructions, et ce paiement par la Société libère la Société de toutes les obligations relatives à ce paiement.

12.5. Dans le cas de détenteurs conjoints d’Actions, la Société considère le détenteur dont le nom figure en premier sur le Registre des Actionnaires comme ayant été désigné par les détenteurs conjoints pour recevoir toutes les notifications et donner un reçu contraignant pourtout dividende payable au titre de cette ou ces Actions au nom de tous les détenteurs conjoints, sans préjudice des droits des autres détenteurs à l’information tels que définis dans la Loi.

13. TRANSFERT D’ACTIONS

13.1. Tout Actionnaire peut, sous réserve des dispositions de la Loi et des restrictions contenues dans les présents Statuts, transférer tout ou partie de ses actions par un acte de transfert écrit ; à condition que les Actions cotées ou admises à la négociation sur une boursede valeurs puissent être transférées conformément aux règles et règlements de cette bourse.

13.2. Tout Transfert (tel que défini ci-dessous) d’une Action de Catégorie B qui n’est pas un Transfert Autorisé constitue une violation des présents Statuts avec pour effet que (i) cette Action de Catégorie B est immédiatement considérée comme une Action de Catégorie B Affectée à l’égard de laquelle un Déclencheur de Conversion décrit à l’Article 14. 3.1. s’est produit au moment du Transfert et (ii) le Conseil peut suspendre les droits de vote de cette Action de Catégorie B jusqu’à ce que cette Action de Catégorie B soit convertie conformément à l’Article 14.4.

13.3. Au moment où le Détenteur d’Actions de Catégorie B cesse d’être un Détenteur d’Actions de Catégorie B Pré-IPO sans avoir préalablement effectué la conversion de cette Action de Catégorie B en une Action de Catégorie A, il existe une violation des présents Statuts ayant pour effet que (i) cette Action de Catégorie B sera immédiatement considérée comme une Action de Catégorie B Affectée à l’égard de laquelle un Déclencheur de Conversion décrit à l’Article 14.3.1 (ii) s’est produit au moment où cette personne a cessé d’être un Détenteur d’Actions de

Catégorie B Pré-IPO et (ii) le Conseil peut suspendre les droits de vote de cette Action de Catégorie B jusqu’à ce que cette Action de Catégorie B soit convertie conformément à l’Article 14.4.

13.4. Si un détenteur d’Actions de Catégorie B souhaite transférer ces Actions, il doit en notifier la Société, (a) en précisant le nombre d’Actions de Catégorie B qu’il souhaite Transférer et l’identité du ou des cessionnaires de ces Actions, (b) en déclarant à la Société que le Transfert proposé est un Transfert Autorisé et (c) en décrivant le fondement de cette décision. Pour déterminer si un tel Transfert est un Transfert Autorisé, le Conseil peut demander au détenteur de cette Action de Catégorie B les informations supplémentaires qu’il juge raisonnablement nécessaires pour permettre au Conseil de prendre cette décision. Le Conseil est seul habilitéà déterminer si ce Transfert répond (ou ne répond pas) à la définition d’un Transfert Autorisé, cette décision étant définitive et contraignante pour le détenteur de cette Action. Le Conseil n’est pas tenu de motiver sa décision, et la Société ne sera pas tenue responsable des pertesrésultant d’une telle décision ou d’un retard du Conseil dans cette décision.

13.5. Le Conseil peut établir des règles et procédures supplémentaires (qui n’enfreignent pasla Loi ou les lois ou règlements applicables, y compris les présents Statuts) relatives au Transfert d’Actions de Catégorie B que le Conseil peut juger nécessaires ou souhaitables à cet égard.

13.6. Aux fins du présent Article 13, un « Transfert » d’une Action de Catégorie B (a) signifie toute vente, cession, transfert ou autre transfert ou disposition, direct ou indirect, de cette Action de Catégorie B ou de tout droit juridique ou économique dans cette Action, que ce soità titre onéreux ou non, et que ce soit volontaire ou involontaire ou par effet de la loi, et (b) doitêtre réputé se produire à l’égard d’une Action de Catégorie B détenue par un Détenteur d’Actions de Catégorie B Pré-IPO s’il se produit un acte ou une circonstance qui ferait en sorteque cette personne cesse d’être un Détenteur d’Actions de Catégorie B Pré-IPO, y compris àla suite du transfert, en une seule transaction ou en une série de transactions, de titres avec droit de vote dans cette personne ou du droit d’élire ou de nommer les administrateurs ou les gestionnaires de cette personne à des personnes qui ne sont pas des Actionnaires de Catégorie B Pré-IPO.

Le terme « Transféré » a une signification corrélative.

Nonobstant ce qui précède, les éléments suivants ne seront pas considérés comme un « Transfert » à ces fins :

13.6.1. l’octroi d’une procuration révocable aux administrateurs ou aux dirigeants de la Sociétéen ce qui concerne les mesures à prendre lors des assemblées générales de la Société ;

13.6.2. la conclusion d’une convention de vote fiduciaire, d’un accord ou d’un arrangement, lequel trust de vote, accord ou arrangement est divulgué par écrit au Conseil ;

13.6.3. la mise en gage ou l’octroi d’un gage ou d’une sûreté sur les Actions de Catégorie A ou les Actions de Catégorie B dans le cadre d’une opération de prêt ou d’endettement de bonne foi, y compris l’exercice ou le droit de vote à l’égard de ces Actions de Catégorie A ou Actions de Catégorie B, par toute personne en faveur de laquelle cette autre sûreté a été accordée sous réserve des conditions prévues dans ce gage ou cette sûreté avant l’exécution;

13.6.4. tout transfert à la Société ; ou

13.6.5. tout transfert d’Actions de Catégorie B au sein de Enfoca.

14. CONVERSION DES ACTIONS DE CATEGORIE B

14.1. Toutes les Actions de Catégorie B sont émises en tant qu’actions rachetables conformément aux dispositions de l’article 430-22 de la Loi.

14.2. Suite à la survenance d’un Déclencheur de Conversion, chaque Action de Catégorie B sera convertie en une Action de Catégorie A au moment et conformément aux procédures énoncées dans le présent Article 14 (la « Conversion »).

14.3. Aux fins du présent Article 14, un « Déclencheur de Conversion » se produira :

14.3.1. (i) à tout moment sur option du détenteur de cette Action de Catégorie B, exercé par Notification à la Société, ou (ii) lorsque le détenteur de cette Action de Catégorie B cesse d’être un Détenteur d’Actions de Catégorie B Pré-IPO ; ou

14.3.2. en ce qui concerne toutes les Actions de Catégorie B, au moment où le Registre des Actionnaires reflète (ou le Conseil détermine autrement) que Enfoca et M. Luis Felipe Pinillos Casabonne cessent de posséder, directement ou indirectement, au total, au moins dix pour cent (10%) du nombre total de droits de vote dans la Société.

14.4. Le Conseil doit effectuer la Conversion de toute Action de Catégorie B pour laquelle un Déclencheur de Conversion s’est produit (l’ « Action de Catégorie B Affectée ») au plus tard14 jours après la réception par la Société d’une Notification à la Société (dans le cas du Déclencheur de Conversion décrit à l’Article 14.3.1.) ou la prise de connaissance par la

Société de la survenance du Déclencheur de Conversion (dans le cas d’un Déclencheur de Conversion décrit à l’Article 14.3.2.), étant entendu que la Société n’est pas responsable despertes subies par toute personne résultant d’un retard dans l’exécution de toute Conversion.

14.5. Outre la possibilité de mettre en œuvre la Conversion conformément à l’Article 6.5., la Conversion peut, au choix de l’Actionnaire qui a demandé la Conversion, être mise en œuvre de la manière suivante (à condition que la Société dispose de réserves distribuables suffisantes pour procéder à un rachat d’Actions) :

14.5.1. chaque Action de Catégorie B affectée sera rachetée par la Société pour sa valeur nominale, sans qu’aucun paiement en espèces ne soit effectué à un Actionnaire dont l’Actionde Catégorie B est ainsi rachetée (l’ « Actionnaire Concerné »), l’Actionnaire concerné détiendra donc une créance sur la Société ;

14.5.2. la Société émet une Action de Catégorie A à l’Actionnaire Concerné pour chaque Action de Catégorie B affectée rachetée et le prix de souscription de chaque Action de Catégorie A sera déduit de la créance détenue par l’Actionnaire Concerné conformément à l’Article 14.5.1. pour chaque Action de Catégorie A ou action ordinaire ;

14.5.3. lors de la compensation de la créance conformément à l’Article 14.5.2. en règlement du prix de souscription pour chaque Action de Catégorie A, la Société créditera 0,09 de dollardes Etats-Unis d’Amérique au compte de prime d’émission de la Société et 0,01 de dollar desEtats-Unis d’Amérique au capital social de la Société pour chaque Action de Catégorie A ; et

14.5.4. chaque Action de Catégorie B Affectée qui est rachetée par la Société sera annulée par la Société et ne sera pas disponible pour une nouvelle émission.

14.6. La Société peut établir les règles et procédures supplémentaires (qui ne sont pas en violation de la Loi ou des lois ou règlements applicables, y compris les présents Statuts) relatives à la conversion des Actions de Catégorie B que le Conseil peut juger nécessaires ousouhaitables à cet égard.

MODIFICATION DU CAPITAL SOCIAL

15. POUVOIR DE MODIFIER LE CAPITAL

15.1. La Société peut de temps à autre, par Résolution Spéciale et sous réserve de l’Article 8 et de toute exigence supérieure de quorum ou de majorité prévue par la Loi, augmenter, diviser, consolider, subdiviser, changer la dénomination monétaire, diminuer ou modifier ou réduire de toute autre manière son capital social de toute manière autorisée par la Loi ou les présents Statuts, à condition que rien dans les présents n’affecte ou ne diminue l’autorité accordée au Conseil en vertu de l’Article 7 de l’Article 9 ou de l’Article 14.

15.2. Si, à la suite d’une modification ou d’une réduction du capital social, un Actionnaire reçoit une fraction d’Action, le Conseil peut, sous réserve de la Loi, régler cette question de la manière qu’il juge appropriée.

15.3. Tout droit de souscription préférentiel statutaire relatif à une nouvelle émission d’Actions, dans la mesure où il n’a pas fait l’objet d’une renonciation ou d’une limitation conformément àla Loi et/ou aux présents Statuts, ne peut être exercé qu’à l’égard de la catégorie d’Actions concernée par l’émission et en relation avec celle-ci.

DIVIDENDES, AUTRES DISTRIBUTIONS ET RÉSERVE LÉGALE

16. DIVIDENDES ET AUTRES DISTRIBUTIONS

16.1. Sous réserve des dispositions de la Loi, l’assemblée générale peut déclarer des dividendes par Résolution Ordinaire, mais aucun dividende ne doit dépasser le montant recommandé par le Conseil.

16.2. Le produit de la distribution sera réparti entre les Actionnaires au prorata du nombre d’Actions qu’ils détiennent.

16.3. Le Conseil peut, sous réserve des présents Statuts et conformément à la Loi, déclarerun acompte sur dividendes (ou dividende intérimaire) s’il estime qu’il est approprié de verserun tel acompte sur dividendes en fonction du montant des réserves distribuables de la Société.Tout acompte sur dividendes sera versé aux Actionnaires, conformément à l’Article 16.2, etce dividende peut être payé en espèces ou en tout ou partie en espèces, auquel cas le Conseilpeut fixer la valeur de tout actif pour la distribution en espèces. Tout dividende intérimairedéclaré par le Conseil et payé au cours d’un exercice financier sera proposé aux Actionnaires lors de l’assemblée générale suivante pour être déclaré comme définitif. LaSociété n’est pas tenue de payer des intérêts sur les dividendes ou les distributions déclaréspar la Société, quelle que soit la date ou la réalisation du paiement.

16.4. Sous réserve des lois et règlements applicables, afin que la Société puisse déterminer quels Actionnaires auront le droit de recevoir un dividende, le Conseil peut fixer une date d’enregistrement qui ne peut être plus de soixante (60) jours avant la date à laquelle l’acompte sur dividende est déclaré, laquelle date d’enregistrement sera la fermeture des bureaux (ou toute autre heure que le Conseil peut déterminer) à la date déterminée par le Conseil. En l’absence de fixation d’une date d’enregistrement, l’heure d’enregistrement pour déterminer les actionnaires ayant droit à la réception d’un dividende sera la fermeture des bureaux à Luxembourg le jour où le dividende est déclaré.

16.5. Le Conseil peut proposer à l’assemblée générale toute autre distribution (en espèces ouen nature) aux Actionnaires qui peut être légalement effectuée à partir des actifs, des bénéfices et des réserves disponibles de la Société.

16.6. Tout dividende ou autre paiement à un ou plusieurs Actionnaires particuliers peut être payé dans la ou les devises que le Conseil peut déterminer de temps à autre et ce paiement est effectué conformément aux règles et règlements (y compris en ce qui concerne le ou les taux de conversion) que le Conseil peut déterminer à cet égard.

16.7. Tout dividende ou autre paiement non réclamé pendant cinq (5) ans à compter de la date à laquelle le dividende ou autre paiement est devenu exigible sera, si le Conseil le décide, annulé et cessera d’être dû par la Société. Le paiement par le Conseil d’un dividende non réclamé ou d’autres sommes payables au titre d’une Action sur un compte séparé ne fait pas de la Société un fiduciaire à cet égard.

17. RÉSERVE JURIDIQUE

La Société est tenue d’allouer une somme d’au moins cinq pour cent (5%) de son bénéfice net annuel à une réserve légale, jusqu’à ce que la réserve légale atteigne dix pour cent (10%) du capital social. Si et dans la mesure où cette réserve légale tombe en- dessous de ce montant de dix pour cent (10%), la Société doit allouer une somme d’au moins cinq pour cent(5%) de son bénéfice net annuel pour restaurer la réserve légale au montant minimum requispar la loi.

LES ASSEMBLÉES D’ACTIONNAIRES

18. ASSEMBLÉES GÉNÉRALES

18.1. Une assemblée générale annuelle se tiendra chaque année dans les six mois suivant lafin de l’exercice financier au siège social de la Société ou à tout autre endroit au Luxembourgprécisé dans la convocation. Nonobstant ce qui précède et selon le jugement absolu et définitif du Conseil, l’assemblée générale annuelle peut se tenir à l’étranger si des circonstances exceptionnelles l’exigent.

18.2. Pendant au moins huit (8) jours avant l’assemblée générale annuelle, chaque Actionnaire peut obtenir une copie des comptes annuels de la Société pour l’exercice précédent au siège social de la Société et inspecter tous les documents de la Société dont laLoi exige la mise à disposition par la Société pour leur inspection.

18.3. Les comptes annuels et les états financiers connexes de la Société, l’approbation de la gestion de la Société par chacun des Administrateurs ainsi que la décharge (quitus) de la responsabilité des Administrateurs en ce qui concerne l’exercice de leurs fonctions au cours d’un exercice financier donné et achevé, doivent être approuvées par les votes positifs d’une majorité simple des votes valablement exprimés sur ces résolutions par les Actionnaires habilités à voter conformément aux présents Statuts.

18.4. D’autres assemblées générales peuvent être tenues à l’endroit et à l’heure spécifiés dans les avis de convocation respectifs de l’assemblée chaque fois qu’une telle assemblée est nécessaire.

19. DATE D’ENREGISTREMENT POUR L’AVIS AUX ACTIONNAIRES ; VOTE

19.1. Afin que la Société puisse déterminer quels Actionnaires sont habilités à être convoquésou à voter lors d’une assemblée des Actionnaires ou de tout ajournement de celle-ci, le Conseil peut fixer, à l’avance, une date d’enregistrement, qui ne doit pas être antérieure de plus de soixante (60) jours à la date de cette assemblée. Si le Conseil ne fixe pas de date d’enregistrement, la date d’enregistrement pour déterminer les Actionnaires ayant droit à la convocation ou au vote lors d’une assemblée des Actionnaires sera à la fermeture des bureaux au Luxembourg le jour qui n’est pas un samedi, un dimanche ou un jour férié luxembourgeois précédant immédiatement le jour de la convocation.

19.2. La détermination des Actionnaires inscrits ayant le droit de convoquer ou de voter à une assemblée des Actionnaires s’applique à tout ajournement de l’assemblée ; toutefois, le Conseil peut, à sa seule discrétion, fixer une nouvelle date d’enregistrement pour l’assembléeajournée.

20. CONVOCATION DES ASSEMBLÉES GÉNÉRALES

20.1. Le Conseil peut convoquer une assemblée générale ou une assemblée de classe chaque fois qu’il juge qu’une telle assemblée est nécessaire. Le Conseil peut déléguer son autorité de convoquer l’assemblée générale au Président ou à tout comité du Conseil ou à unou plusieurs membres du Conseil par résolution. La convocation à chaque assembléegénérale doit contenir l’ordre du jour, être communiquée aux actionnaires conformément aux dispositions de la Loi avec un préavis d’au moins huit (8) Jours Francs, sauf disposition contraire de la Loi, et préciser l’heure et le lieu de la réunion ainsi que la nature générale des questions à traiter. L’avis de convocation ne doit pas nécessairement porter la signature d’unAdministrateur ou d’un Dirigeant de la Société.

20.2. Le Conseil doit convoquer une assemblée générale dans un délai d’un mois sur Notification à la Société par des Actionnaires représentant au moins dix pour cent (10%) du capital social à la date de ladite notification. En outre, un ou plusieurs Actionnaires qui détiennent ensemble au moins dix pour cent (10%) du capital social à la date de la Notification à la Société peuvent exiger que la Société inscrive à l’ordre du jour de cette assemblée générale une ou plusieurs questions supplémentaires. Cette Notification à la Société doit êtreenvoyée au moins cinq Jours Francs avant la tenue de cette assemblée générale par lettre recommandée. Les droits des Actionnaires en vertu du présent Article 20.2 d’exiger la convocation d’une assemblée générale ou l’inscription d’une question à l’ordre du jour d’une assemblée générale sont soumis au respect par ces Actionnaires de l’Article 20.3.

20.3. Pour être en bonne et due forme aux fins des actions à prendre en vertu de l’Article 20.2, la Notification à la Société donnée en vertu de l’Article 20.2 doit contenir, pour chaque Actionnaire demandant l’assemblée générale ou l’ajout d’une question à l’ordre du jour d’une assemblée générale, les éléments suivants (i) une brève description, selon le cas, de l’objet de l’assemblée générale ou de l’affaire que l’on souhaite soumettre à l’assemblée générale, le texte de la proposition ou de l’affaire (y compris le texte de toute résolution proposée pour examen et, dans le cas où cette affaire comprend une proposition de modification des présents Statuts, le libellé de la modification proposée) et les raisons de mener cette affaire à l’assemblée générale ; (ii) le nom et l’adresse d’enregistrement de cet (ces) Actionnaire(s) et

(iii) la classe ou la série et le nombre d’actions de la Société qui sont enregistrées au nom decet (ces) Actionnaire(s) (y compris toute Action dont cet (ces) Actionnaire(s) a (ont) le droit d’acquérir la propriété à tout moment dans le futur.

20.4. Aucune question ne peut être traitée lors d’une assemblée générale, à l’exception de celles qui sont dûment soumises à l’assemblée générale par le Conseil ou sur son ordre, y compris à la demande d’un ou plusieurs Actionnaires conformément à la Loi ou aux présents Statuts. Sauf disposition contraire de la loi, le président de l’assemblée générale au cours delaquelle l’affaire proposée par un Actionnaire doit être traitée a le pouvoir et le devoir de déterminer si cet Actionnaire s’est conformé au présent Article 20 en soumettant cette question, et si une telle question n’a pas été soumise conformément au présent Article 20, de déclarer que cette question proposée ne sera pas traitée.

20.5. Si tous les Actionnaires de la Société sont présents ou représentés à une assemblée générale, et se considèrent comme dûment convoqués et informés de l’ordre du jour de l’assemblée générale fixé par le Conseil, l’assemblée générale peut se tenir sans notificationpréalable. En outre, si tous les Actionnaires de la Société sont présents ou représentés à uneassemblée générale et conviennent à l’unanimité de fixer l’ordre du jour de l’assemblée générale, l’assemblée générale peut se tenir sans avoir été convoquée par le Conseil.

21. PARTICIPATION PAR TÉLÉPHONE OU VIDÉOCONFÉRENCE

Le Conseil peut organiser la participation des Actionnaires aux assemblées générales par téléphone ou par vidéoconférence et la participation à une telle réunion vaut présence en personne à cette réunion. La participation à une réunion par ces moyens est considérée comme équivalente à une participation en personne à l’assemblée générale.

22. QUORUM AUX ASSEMBLÉES GÉNÉRALES

22.1. Lors de toute assemblée générale ordinaire (y compris l’assemblée générale annuelle), aucun quorum n’est demandé.

22.2. Lors de toute assemblée générale extraordinaire, les détenteurs de plus de la moitié (1/2) du capital social ayant le droit de voter, présents en personne ou par procuration, constitueront un quorum pour la conduite des affaires.

23. VOTE DES RÉSOLUTIONS ORDINAIRES ET SPÉCIALES

23.1. Sous réserve de la Loi, toute question proposée à l’examen des Actionnaires lors d’une assemblée générale ordinaire (y compris l’assemblée générale annuelle) est tranchée par lesvotes affirmatifs d’une majorité simple des votes valablement exprimés sur cette résolution par les Actionnaires habilités à voter conformément aux présents Statuts.

23.2. Sous réserve de la Loi, toute question proposée à l’examen des Actionnaires lors d’une assemblée générale extraordinaire est tranchée par les votes affirmatifs d’au moins deux tiers(2/3) des votes valablement exprimés sur cette résolution par les Actionnaires habilités à voter conformément aux présents Statuts.

24. INSTRUMENT DE PROCURATION

24.1. Un Actionnaire peut désigner un mandataire par un acte écrit sous la forme que le Conseil peut raisonnablement approuver et mettre à la disposition des Actionnaires pour représenter cet Actionnaire aux assemblées générales des Actionnaires.

24.2. Les Actionnaires peuvent voter par écrit (au moyen d’un formulaire de vote fourni par la Société) sur les résolutions soumises à l’assemblée générale, à condition que le formulaire de vote comprenne (a) le nom, le prénom, l’adresse et la signature de l’Actionnaire concerné,

(b) l’indication des actions pour lesquelles l’Actionnaire exercera ce droit, (c) l’ordre du jour telqu’il figure dans la convocation et (d) les instructions de vote (approbation, refus, abstention) pour chaque point de l’ordre du jour.

24.3. La désignation d’un mandataire ou la soumission d’un formulaire de vote dûment remplidoit être reçue par la Société au plus tard 48 heures avant la date prévue de l’assemblée (ou à tout autre moment déterminé par la Société et notifié par écrit aux Actionnaires) au siège social ou à tout autre endroit ou de la manière spécifiée dans la convocation à l’assemblée oudans tout instrument de procuration ou formulaire de vote envoyé par la Société en relation avec l’assemblée à laquelle la personne désignée dans la désignation propose de voter, et lanomination d’un mandataire ou la soumission d’un formulaire de vote qui n’est pas reçu de la manière ainsi autorisée sera invalide.

24.4. Un Actionnaire qui est le détenteur de deux ou plusieurs Actions peut désigner plus d’un mandataire pour représenter cet Actionnaire et voter en son nom pour différentes Actions.

24.5. La décision du président de l’assemblée générale concernant la validité de la désignation d’un mandataire ou d’un formulaire de vote est définitive.

25. AJOURNEMENT DE L’ASSEMBLÉE GÉNÉRALE

25.1. Le président d’une assemblée générale est en droit, à la demande ou avec l’autorisation du Conseil, d’ajourner une assemblée générale, en cours de session, pour quatre semaines. Le président doit ajourner l’assemblée à la demande d’un ou plusieurs Actionnaires représentant au moins un dixième (1/10) du capital social. Aucune assemblée générale ne peut être ajournée plus d’une fois. Tout ajournement d’une assemblée générale annule toute résolution adoptée lors de cette assemblée avant cet ajournement.

25.2. À moins que la réunion ne soit ajournée à une date, un lieu et une heure spécifiques annoncés lors de l’assemblée ajournée, lesquels seront annoncés publiquement par la Société, une nouvelle notification de la date, du lieu et de l’heure de reprise de la réunion ajournée sera donnée à chaque Actionnaire habilité à assister et à voter à la réunion conformément aux présents Statuts. Aucune question ne sera traitée lors d’une réunion ajournée, à l’exception des questions qui auraient pu être traitées lors de la réunion si l’ajournement n’avait pas eu lieu.

ADMINISTRATEURS ET DIRIGEANTS

26. NOMBRE D’ADMINISTRATEURS

Le Conseil se compose d’au moins trois Administrateurs, le nombre d’Administrateurs étant déterminé par le Conseil de temps à autre. Toutefois, s’il est constaté lors d’une assemblée générale que toutes les Actions émises par la Société sont détenues par un seul Actionnaire,la Société peut être gérée par un seul Administrateur jusqu’à la première assemblée générale annuelle suivant le moment où la Société a constaté que ses Actions sont détenues par plus d’un Actionnaire.

27. ÉLECTION D’UN ADMINISTRATEUR

27.1. Le Conseil ou un ou plusieurs Actionnaires qui détiennent ensemble au moins dix pour cent (10%) du capital social donnant droit de vote conformément aux présents Statuts à la date de la Notification à la Société peuvent proposer la candidature de toute personne à l’élection au poste de Directeur. Lorsque toute personne, autre qu’une personne dont la réélection ou l’élection au poste de Directeur est proposée par le Conseil, doit être désignée pour être élue au poste de Directeur, l’intention de désigner cette personne doit être notifiée àla Société, conformément aux exigences du présent Article 27.1. Lorsqu’une personne est désignée pour être élue au poste de Directeur autrement que par le Conseil :

27.1.1. cette Notification à la Société doit énoncer : (i) à l’égard de chaque personne que l’Actionnaire propose de nommer au poste d’Administrateur, (A) le nom, l’âge, l’adresse professionnelle et l’adresse de résidence de la personne, (B) la profession ou l’emploi principal de la personne, (C) le cas échéant, la catégorie ou la série et le nombre d’actions de la Sociétédétenues ou enregistrées par la personne et (D) toute autre information relative à la personne qui devrait être divulguée dans une procuration écrite ou dans d’autres documents devant être déposés dans le cadre de procuration pour l’élection d’Administrateurs conformément aux lois ou règlements applicables ou que la Société peut raisonnablement demander afin de déterminer l’éligibilité de cette personne au poste d’Administrateur de la Société ; (ii) le nom et l’adresse d’enregistrement de chaque Actionnaire donnant la notification ; (iii) la classe ou la série et le nombre d’actions de la Société qui sont enregistrées au nom de cet Actionnaire (y compris toutes les actions pour lesquelles cet Actionnaire a le droit d’acquérir la propriété à tout moment dans le futur) ; (iv) une description de tous les produits dérivés, swaps ou autres transactions ou séries de transactions engagés, directement ou indirectement, par cet Actionnaire ou bénéficiaire effectif, dont le but ou l’effet est de donner à cet Actionnaire ou bénéficiaire effectif un risque économique similaire à la propriété d’actions de la Société ; et

(v) une description de tous les accords, arrangements, ententes ou relations entre cet Actionnaire ou bénéficiaire effectif et toute autre personne ou personnes (y compris leurs noms) en relation avec la nomination proposée par cet Actionnaire et toute relation matérielleentre cet Actionnaire ou bénéficiaire effectif et la personne dont la nomination est proposée ;et

27.1.2. cette notification doit être accompagnée d’un consentement écrit de chaque personne que l’Actionnaire propose de nommer pour l’élection d’un Administrateur, afin qu’elle soit nommée en tant que candidat et qu’elle serve en tant qu’Administrateur si elle est élue.

27.2. Sauf disposition contraire de la loi, le président de l’assemblée générale au cours de laquelle les Administrateurs doivent être élus a le pouvoir et le devoir de déterminer si une proposition d’élection d’Administrateurs faite par un Actionnaire a été faite conformément au présent Article 27, et si une telle proposition n’a pas été faite conformément au présent Article 27, de déclarer que cette proposition doit être ignorée.

27.3. Sauf en cas de vacance du poste d’Administrateur comblée par le Conseil, comme prévuà l’Article 31, la Société peut élire des Administrateurs par Résolution Ordinaire. En cas d’élection contestée, lorsque le nombre de personnes valablement proposées à l’élection ou à la réélection au Conseil dépasse le nombre de sièges à pourvoir au Conseil lors de l’assemblée générale concernée, les Administrateurs seront élus par les votes exprimés par les Actionnaires présents en personne ou par procuration à cette assemblée, de sorte que lespersonnes recevant le plus grand nombre de votes positifs (jusqu’à concurrence du nombre d’Administrateurs à élire) seront élues en tant qu’Administrateurs lors de cette assemblée générale, et le vote positif d’une majorité simple des votes exprimés par les Actionnaires présents en personne ou par procuration à cette assemblée ne sera pas nécessaire pour élireles Administrateurs dans cette circonstance. Les actionnaires n’ont pas le droit de cumuler leurs votes dans ce cas, mais peuvent seulement voter pour ou contre chaque candidat pourchaque action qu’ils détiennent.

28. CATÉGORIES D’ADMINISTRATEURS

L’assemblée générale des Actionnaires ayant le droit de voter conformément aux présents Statuts peut décider de nommer des Administrateurs de trois (3) catégories désignées comme Administrateurs A, Administrateurs B et Administrateurs C et les classer en conséquence.

29. DURÉE DU MANDAT DES ADMINISTRATEURS

Lors de la première assemblée générale qui se tient après la date d’adoption des présents Statuts dans le but d’élire les Administrateurs, ces derniers sont élus. Si plusieurs catégories d’Administrateurs ont été nommées, (i) les administrateurs de la catégorie A ont un mandat initial de trois (3) ans jusqu’à l’assemblée générale annuelle des actionnaires approuvant les comptes annuels de l’exercice se terminant le 31 décembre 2026, (ii) les administrateurs de la catégorie B ont un mandat initial de quatre (4) ans jusqu’à l’assemblée générale annuelle des actionnaires approuvant les comptes annuels de l’exercice se terminant le 31 décembre 2027 et (iii) les administrateurs de la catégorie C ont un mandat initial de cinq (5) ans jusqu’àl’assemblée générale annuelle des actionnaires approuvant les comptes annuels de l’exercicese terminant le 31 décembre 2028. Lors de chaque assemblée générale annuelle suivante, les successeurs des Administrateurs dont le mandat expire lors de cette assemblée généraleannuelle seront élus pour un mandat de trois (3) ans. Un Administrateur reste en fonction jusqu’à l’assemblée générale annuelle de l’année au cours de laquelle son mandat expire, sous réserve de la vacance de son poste conformément à l’Article 31.

30. RÉVOCATION DES ADMINISTRATEURS

30.1. Le mandat de tout Administrateur peut être résilié, à tout moment et avec ou sans motif,par l’assemblée générale des Actionnaires au moyen d’une Résolution Ordinaire en faveur de cette résiliation.

30.2. Si un Administrateur est révoqué du Conseil en vertu de l’Article 30.1, les Actionnaires peuvent, par le biais d’une Résolution Ordinaire, pourvoir au poste vacant lors de l’assemblée au cours de laquelle l’Administrateur est révoqué, à condition que tout candidat au poste vacant proposé par les Actionnaires soit proposé conformément à l’Article 27.1.

31. VACANCE DU POSTE DE DIRECTEUR

31.1. Le poste d’Administrateur est vacant si l’Administrateur :

31.1.1. est démis de ses fonctions conformément aux présents Statuts ou est interdit d’être Administrateur par la loi ;

31.1.2. est ou tombe en faillite, ou conclut un arrangement ou un concordat avec ses créanciers en général ;

31.1.3. fait l’objet d’une décision d’un tribunal compétent (au Luxembourg ou ailleurs) enmatière de troubles mentaux ou meurt; ou

31.1.4. démissionne de son poste par Notification à la Société.

31.2. Le Conseil est habilité à nommer toute personne en tant qu’Administrateur pour comblerune vacance au sein du Conseil pour toute autre raison (y compris, pour éviter touteambiguïté, lorsque cette vacance résulte d’une augmentation du nombre d’Administrateursapprouvée par le Conseil), que la nomination d’un Administrateur pour combler une vacanceoccasionnée par les Actionnaires conformément à l’Article 30.2. Un Administrateur ainsinommé sera nommé dans la catégorie d’Administrateurs à laquelle appartenait l’Administrateur qu’il remplace (ou à la catégorie d’Administrateurs ainsi déterminée par leConseil dans le cas d’un nouvel Administrateur qui ne remplit pas un poste vacant), étantentendu que cet Administrateur ne restera en fonction que jusqu’à la ratification de sanomination par les Actionnaires lors de l’assemblée générale suivante et que, si cetteassemblée générale ne ratifie pas la nomination, l’Administrateur quittera son poste à l’issue de celle-ci.

32. RÉMUNÉRATION DES ADMINISTRATEURS

La rémunération (le cas échéant) des Administrateurs est déterminée par le Conseil, sous réserve de ratification par les Actionnaires habilités à voter conformément aux présents Statuts lors de l’assemblée générale annuelle des Actionnaires approuvant les comptes annuels de l’exercice concerné. Cette rémunération est considérée comme acquise au jour lejour. Tout Administrateur qui occupe un poste exécutif (y compris, à cette fin, le poste de Président) ou qui siège à un comité du Conseil, ou qui rend des services qui, de l’avis duConseil, sortent du cadre des fonctions ordinaires d’un administrateur, peut recevoir unerémunération supplémentaire pour ces services supplémentaires, comme le Conseil peut ledéterminer. Les Administrateurs peuvent également être payés pour tous les frais dedéplacement, d’hôtel et autres dépenses qu’ils ont dûment encourus pour assister auxréunions du Conseil ou aux assemblées générales et en revenir, ou en rapport avec lesaffaires de la Société ou leurs fonctions d’Administrateur en général.

33. ADMINISTRATEURS GÉRANT LES AFFAIRES

Les affaires de la Société seront gérées et conduites par ou sous la direction du Conseil. Dansla gestion des affaires de la Société, le Conseil peut exercer tous les pouvoirs de la Société qui ne doivent pas, en vertu de la Loi ou des présents Statuts, être exercés par la Société enassemblée générale.

34. POUVOIRS DU CONSEIL D’ADMINISTRATION

34.1. Le Conseil est investi des pouvoirs les plus étendus pour gérer les affaires de la Sociétéet pour autoriser et/ou accomplir tous les actes de disposition et d’Administration entrant dans l’objet de la Société. Tous les pouvoirs qui ne sont pas expressément réservés par la loi ou par les présents Statuts à l’assemblée générale sont de la compétence du Conseil. Vis-à-vis des tiers, le Conseil a les pouvoirs les plus étendus pour agir au nom de la Société en toutes circonstances et pour faire, autoriser et approuver tous les actes et opérations relatifs à la Société qui ne sont pas réservés par la loi ou les présents Statuts à l’assemblée générale ou qui sont prévus par les présents.

34.2. Le Conseil représente et engage la société vis-à-vis des tiers.

35. NOMINATION DU PRÉSIDENT ET DU SECRÉTAIRE

35.1. Un Président peut être nommé par le Conseil parmi ses membres pour la durée que le Conseil juge appropriée. Sauf décision contraire du Conseil, le Président préside toutes les réunions du Conseil et des Actionnaires. En cas d’absence du Président à une réunion du Conseil ou des Actionnaires, le Conseil désigne une autre personne pour présider cette réunion. En cas d’égalité des voix, celle du Président sera prépondérante.

35.2. Un Secrétaire peut être nommé par le Conseil pour la durée que le Conseil juge appropriée. Le Secrétaire ne doit pas nécessairement être un Directeur et est responsable (i)de l’envoi des convocations aux assemblées générales selon les instructions du Conseil, (ii) de la convocation des réunions du Conseil selon les instructions du Président, (iii) de la tenuedes procès- verbaux des assemblées du Conseil et des actionnaires et (iv) de toute autre tâche confiée au Secrétaire par le Conseil.

36. NOMINATION, FONCTIONS ET RÉMUNÉRATION DES DIRIGEANTS

36.1. Le Conseil peut nommer les Dirigeants (qui peuvent être ou non des Administrateurs) qu’il détermine pour les durées qu’il juge appropriées.

36.2. Les Dirigeants disposent des pouvoirs et remplissent les fonctions relatives à la gestion,aux activités et aux affaires de la Société que le Conseil peut désigner par résolution de tempsà autre.

36.3. Les Dirigeants recevront la rémunération que le Conseil pourra déterminer.

37. INDEMNISATION DES ADMINISTRATEURS ET DES DIRIGEANTS

37.1. Les Administrateurs, le Président, le Secrétaire et les autres dirigeants (ce terme incluant toute personne nommée à un comité par le Conseil) agissant en leur qualité ou, à la demandede la Société, en tant qu’administrateur, dirigeant, employé ou agent d’une autre personne, ycompris d’une Filiale de la Société, ou en tant que liquidateur ou fiduciaire (le cas échéant) dela Société ou d’une de ses Filiales, et chacun d’entre eux (à l’heure actuelle ou antérieurement), ainsi que leurs héritiers, exécuteurs et administrateurs (chacun, une « partie indemnisée »), seront, dans la mesure où la loi applicable le permet, indemnisés et protégés par la Société de toutes les actions, coûts, charges, pertes, dommages et dépenses que l’un d’entre eux encourt ou subit en raison d’un acte accompli ou omis par un Administrateur, un Président, un Secrétaire ou un Dirigeant en cette qualité ou dans les autres qualités décrites ci-dessus, et, dans la mesure où la loi applicable le permet, aucun Administrateur, Président, Secrétaire ou Dirigeant ne sera responsable des actions, omissions ou manquements de toute autre partie indemnisée, ni des Actions de tout conseiller de la Société ou de toute autre personne, y compris les institutions financières, auprès desquelles des fonds ou des actifs appartenant à la Société sont déposés ou conservés, ni de l’insuffisance ou de la déficience de toute garantie reçue par la Société concernant ses fonds ou ses actifs, ni de toute autre perte, malchance ou dommage pouvant survenir dans le cadre de leur fonction d’Administrateur, de Président, de Secrétaire ou de dirigeant de la Société ou, à la demande de la Société, en tant qu’administrateur, président, secrétaire ou dirigeant, ou à la demande de la Société, en tant qu’administrateur, dirigeant, employé ou agent d’une autre personne, y compris d’une Filiale de la Société, ou en tant que liquidateur ou fiduciaire (le cas échéant) de la Société ou d’une Filiale de celle-ci, ou en relation avec ces fonctions, étant entendu que les présentes dispositions d’indemnisation et de non-culpabilité ne s’étendent pas aux questions relatives à la fraude ou à la malhonnêteté, à la négligence grave, à la faute intentionnelle ou à l’action donnant lieu à une responsabilité pénale à l’égard de la Société, qui peuvent concerner l’une des parties indemnisées. Chaque Actionnaire accepte de renoncer à toute réclamation ou droit d’action qu’il pourrait avoir, que ce soit à titre individuel ou par ou au nom de la Société, à l’encontre de tout Administrateur, Président, Secrétaire ou Dirigeant en raison d’une action entreprise par cette personne, ou de l’absence d’action de cette personne dans l’exercice de ses fonctions au sein de ou pour la Société ou, à la demande de la Société, toute autre personne, à condition que cette renonciation ne s’étende pas à toute question relative à une fraude ou malhonnêteté, une négligence grave, une faute intentionnelle ou une action donnant lieu à une responsabilité pénale par rapport à la Société qui pourrait être imputée à cette personne.

37.2. La Société peut, dans la mesure où la loi applicable le permet, souscrire et maintenir une assurance au profit de tout Administrateur ou Dirigeant contre toute responsabilité (dansla mesure permise par la loi) encourue par lui en vertu de la Loi en sa qualité d’Administrateurou de Dirigeant ou en indemnisant cet Administrateur ou ce Dirigeant pour toute perte survenant ou toute responsabilité lui incombant en vertu de toute règle de droit en ce qui concerne toute négligence, tout manquement, toute violation de devoir ou tout abus de confiance dont l’Administrateur ou le Dirigeant pourrait être coupable à l’égard de la Société ou de toute Filiale de celle-ci.

37.3. La Société peut, dans la mesure où la loi applicable le permet, avancer des fonds à unepartie indemnisée pour les coûts, charges et dépenses encourus par cette partie indemniséedans le cadre de la défense de toute procédure civile ou pénale contre cette personne, à condition que cette partie indemnisée rembourse l’avance si une allégation de fraude ou de malhonnêteté en relation avec la Société est prouvée contre cette personne.

37.4. Les droits conférés aux parties indemnisées en vertu du présent Article 37 sont des droits contractuels, et tout droit à l’indemnisation ou à l’avance de frais en vertu du présent Article 37 ne sera pas éliminé ou compromis par une modification des présents Statuts aprèsla survenance de l’acte ou de l’omission à l’égard duquel l’indemnisation ou l’avance de frais est demandée.

37.5. La Société est autorisée à conclure avec toute partie indemnisée des accords prévoyantdes droits d’indemnisation ou d’avance de frais pour cette personne, dans la mesure où la loiapplicable le permet.

38. SIGNATURES OBLIGATOIRES

A l’égard des tiers, la Société est en toutes circonstances engagée, dans le cas d’un Administrateur unique, par la signature unique de l’Administrateur unique et dans le cas d’une pluralité d’Administrateurs, par les signatures conjointes de deux (2) Administrateurs quelconques ou par la signature unique du délégué du Conseil agissant dans les limites de ses pouvoirs. Dans le cas où l’assemblée générale des actionnaires a nommé différentes classes d’Administrateurs (à savoir des Administrateurs de Catégorie A, des Administrateurs de Catégorie B et des Administrateurs de Catégorie C), la Société ne sera valablement engagée que par la signature conjoint de deux Administrateurs.

RÉUNIONS DU CONSEIL D’ADMINISTRATION

39. RÉUNIONS DU CONSEIL D’ADMINISTRATION

39.1. Le Conseil peut se réunir pour traiter des affaires, ajourner voire réglementer ses réunions comme il lenten. Chaque Administrateur dispose d’une (1) voix, et une résolution soumise au vote lors d’une réunion du Conseil est adoptée à la majorité des voix affirmatives exprimées.

39.2. Chaque Administrateur présent à une réunion du Conseil dispose, en plus de sa proprevoix, d’une (1) voix pour chaque autre Administrateur non présent à la réunion qui a autorisé cet Administrateur à voter pour cet autre Administrateur en l’absence de ce dernier. 39.3. Une telle autorisation peut se rapporter de manière générale à toutes les réunions du Conseil ou àune ou plusieurs réunions spécifiques et doit être donnée par écrit et peut être envoyée par courrier, télécopie ou courrier électronique (avec la preuve habituelle de la confirmation de latransmission de la notification) ou tout autre moyen de communication approuvé par le Conseilet peut porter une signature imprimée ou en télécopie de l’Administrateur donnant cette autorisation. L’autorisation doit être remise à la Société pour dépôt avant ou doit être produitelors de la réunion à laquelle un vote doit être exprimé en vertu de cette autorisation.

40. AVIS DE RÉUNION DU CONSEIL D’ADMINISTRATION

Un Administrateur peut, et le Secrétaire doit à la demande d’un Administrateur, convoquer à tout moment une réunion du Conseil. La notification de convocation à une réunion du Conseil d’Administration est considérée comme dûment remise à un Administrateur s’il lui est remis verbalement (y compris en personne ou par téléphone) ou communiqué ou envoyé par courrier, télécopie ou courrier électronique (avec la preuve habituelle de la confirmation de latransmission de la notification) à la dernière adresse connue de l’Administrateur ou conformément à toute autre instruction donnée par cet Administrateur à la Société à cette fin.

41. PARTICIPATION PAR TÉLÉPHONE OU VIDÉOCONFÉRENCE

Les Administrateurs peuvent participer à toute réunion par vidéoconférence ou par le biais d’installations ou de moyens de communication téléphoniques ou autres permettant à toutes les personnes participant à la réunion de communiquer entre elles simultanément, et la participation à une telle réunion constitue une présence en personne à cette réunion.

42. QUORUM AUX RÉUNIONS DU CONSEIL D’ADMINISTRATION

Le quorum nécessaire à la conduite des affaires lors d’une réunion du Conseil sera la majoritédes Administrateurs.

43. MAINTIEN DU CONSEIL EN CAS DE VACANCE

Le Conseil peut agir nonobstant toute vacance en son sein, à condition que, si le nombre d’Administrateurs est inférieur au nombre fixé par la Loi comme étant le nombre minimum d’Administrateurs, le ou les Administrateurs en exercice doivent, au nom du Conseil, convoquer une assemblée générale afin de nommer de nouveaux Administrateurs pour combler les vacances ou afin d’adopter toute mesure relevant de la compétence de l’assemblée générale.

44. RÉSOLUTIONS ÉCRITES

Une résolution signée par tous les Administrateurs, qui peut être en plusieurs exemplaires, est aussi valable que si elle avait été adoptée lors d’une réunion du Conseil dûment convoquée et constituée, cette résolution prenant effet à la date à laquelle elle est signée par le dernier Administrateur.

45. VALIDITÉ DES ACTES DES ADMINISTRATEURS

Toutes les mesures prises lors d’une réunion du Conseil ou par un Administrateur, même s’il est découvert par la suite qu’il y avait un défaut dans la nomination d’un Administrateur ou qu’un Administrateur n’avait pas le droit d’occuper son poste ou avait quitté son poste, sont autant valables que si cet Administrateur avait été dûment nommé, était qualifié ou avait continué à être un Administrateur et avait eu le droit de prendre ces mesures.

REGISTRES DES SOCIÉTÉS

46. PROCÈS-VERBAUX DES ASSEMBLÉES DES ACTIONNAIRES

46.1. Les procès-verbaux des assemblées générales des Actionnaires sont établis et signés par le Président de l’assemblée générale.

46.2. Les copies ou extraits des procès-verbaux de l’assemblée générale des Actionnaires peuvent être certifiés par le Président ou le Secrétaire.

47. PROCÈS-VERBAUX DES RÉUNIONS DU CONSEIL D’ADMINISTRATION

Les procès-verbaux de toute réunion du Conseil, ou des extraits de ceux-ci, sont signés parle Président ou par deux Administrateurs.

48. LIEU DE CONSERVATION DES REGISTRES DE LA SOCIETE

Les procès-verbaux établis conformément à la loi et aux présents Statuts sont conservés au siège social de la Société.

49. SIGNIFICATION DES CONVOCATIONS

49.1. Une convocation (y compris une convocation à une assemblée générale) ou tout autre document devant être signifié ou remis par la Société aux Actionnaires conformément aux présents Statuts peut être signifié ou remis à tout Actionnaire par la Société :

49.1.1. par remise en main propre à cet Actionnaire ou à son agent autorisé (et dans le cas d’une convocation à une assemblée générale, uniquement si cet Actionnaire a accepté individuellement de recevoir la notification de cette manière) ;

49.1.2. par envoi postal de cet avis ou de ce document à l’adresse de l’Actionnaire telle qu’elle figure dans le Registre des Actionnaires (et dans le cas d’un avis de convocation à une assemblée générale, uniquement si l’Actionnaire a accepté individuellement de recevoir l’avis de cette manière);

49.1.3. par télécopie, lorsqu’elle est adressée à un numéro auquel l’Actionnaire a consenti individuellement par écrit à recevoir des avis ou des documents de la Société (y compris un avis de convocation à une assemblée générale) ;

49.1.4. par courrier électronique, lorsqu’il est adressé à une adresse électronique à laquelle l’Actionnaire a consenti individuellement par écrit à recevoir des avis ou des documents de la Société (y compris une convocation à une assemblée générale) ; ou

49.1.5. par lettre recommandée à l’adresse de l’Actionnaire telle qu’elle figure dans le Registredes Actionnaires pour ce qui est de la convocation à une assemblée générale, dans les cas où l’Actionnaire n’a pas consenti individuellement à recevoir une notification par d’autres moyens de communication.

49.2. Lorsqu’une convocation ou un document est signifié ou remis conformément à l’Article 49.1.1., sa signification ou sa remise est réputée avoir été reçue au moment où ladite convocation ou ledit document a été remis à l’Actionnaire ou à son mandataire.

49.3. Lorsqu’une convocation ou un document est signifié ou remis conformément à l’Article 49.1.2., sa signification ou sa remise est réputée avoir été reçue à l’expiration d’un délai de quarante- huit (48) heures après la mise à la poste de ladite convocation ou document. Pour prouver la signification ou la remise, il suffit de prouver que l’enveloppe contenant cette convocation ou ce document a été correctement adressée, timbrée et postée.

49.4. Lorsqu’une convocation ou un document est signifié ou remis en vertu de l’Article

49.4.1. ou de l’Article 49.1.4., la signification ou la remise est réputée effectuée au moment de l’envoi de la télécopie ou du courrier électronique, comme en témoignent les registres de la Société générés à ce moment-là et mis à la disposition du destinataire de l’avis ou du document transmis par voie électronique à sa demande.

49.5. Sans préjudice des dispositions des Articles 49.1.2. et 49.3., si, à tout moment, en raison de la suspension ou de la réduction des services postaux au Luxembourg, la Société n’est pas en mesure de convoquer une assemblée générale par des avis envoyés par la poste, une assemblée générale peut être convoquée par un avis publié dans au moins un (1) grandquotidien national au Luxembourg, déposé au registre du commerce et des sociétés et publiéau Recueil Electronique des Sociétés et Associations au moins quinze (15) jours avant l’assemblée générale concernée. Dans ce cas, cet avis est réputé avoir été dûment signifié àtous les Actionnaires y ayant droit à midi le jour de la parution de cette publicité. Dans ce cas,la Société enverra, depuis le Luxembourg ou ailleurs (selon ce que le Conseil jugera pratique), des copies de confirmation de convocation à l’assemblée générale au moins huit (8) jours avant l’assemblée par courrier (ou par télécopie ou courrier électronique dans le cas des Actionnaires qui ont consenti par écrit à recevoir des avis par télécopie ou courrier électronique, comme décrit à l’Article 49.1.3. et à l’Article 49.1.4.) aux Actionnaires dont l’adresse enregistrée se trouve en dehors du Luxembourg ou dans des zones du Luxembourgqui ne sont pas affectées par cette suspension ou cette réduction des services postaux. Si, aumoins huit (8) jours avant l’heure fixée pour la tenue de l’assemblée générale, l’envoi des convocations aux Actionnaires au Luxembourg, ou dans toute partie de celui-ci qui était précédemment affectée, est à nouveau (de l’avis du Conseil) devenu possible, dans la mesureoù ces Actionnaires n’ont pas reçu les avis de convocation à cette assemblée par télécopie ou courrier électronique, la Société enverra des copies de confirmation de convocation par courrier à ces Actionnaires. L’omission accidentelle d’une copie de confirmation de la convocation à une assemblée générale ou la non-réception d’une telle copie de confirmation par un Actionnaire (que ce soit par courrier ou, le cas échéant, par télécopie ou courrier électronique) n’invalidera pas les délibérations de l’assemblée générale et il n’est pas nécessaire de prouver que cette formalité a été respectée.

49.6. Nonobstant toute disposition contenue dans le présent Article 49, la Société n’est pas tenue de prendre en compte ou d’effectuer des enquêtes quant à l’existence d’une suspension ou d’une réduction des services postaux au sein ou en relation avec tout ou partie d’une juridiction ou d’une autre zone autre que le Luxembourg.

ANNÉE FINANCIÈRE

50. EXERCICE FINANCIER

L’exercice financier de la Société commence le 1er janvier et se termine le 31 décembre de chaque année.

AUDITEUR

51. NOMINATION DU COMMISSAIRE AUX COMPTES

51.1. Les opérations de la Société sont supervisées par un ou plusieurs réviseurs d’entreprises agréés, selon le cas.

51.2. Sous réserve de la Loi, l’assemblée générale des Actionnaires concernée, nomment le(s) réviseur(s) sélectionné(s) par le comité d’audit de la Société pour un mandat que l’assemblée générale des Actionnaires juge approprié mais qui ne peut excéder six (6) ans ou jusqu’à ce qu’un successeur soit nommé. L’auditeur peut être éligible pour une autre nomination.

LIQUIDATION VOLONTAIRE ET DISSOLUTION

52. LIQUIDATION

52.1. La Société peut être dissoute à tout moment par les Actionnaires au moyen d’une Résolution Spéciale. En cas de dissolution de la Société, la liquidation sera effectuée par un ou plusieurs liquidateurs, qui peuvent être des personnes physiques ou morales, nommés par l’assemblée générale, qui déterminera les pouvoirs et la rémunération de ces liquidateurs.

52.2. Si la Société est dissoute et que les actifs disponibles pour la distribution entre les Actionnaires sont insuffisants pour rembourser le capital social total libéré des Actions, ces actifs seront distribués aux Actionnaires au prorata du nombre d’Actions qu’ils détiennent. Si, en cas de dissolution, les actifs disponibles pour la distribution entre les Actionnaires sont plus que suffisants pour rembourser le total du capital social libéré des Actions au début de la dissolution, l’excédent sera distribué entre les actionnaires au prorata du nombre d’Actions qu’ils détenaient au début de la dissolution.

52.3. Le liquidateur peut, avec l’accord des Actionnaires par le biais d’une Résolution Ordinaire conformément à la Loi, diviser entre les actionnaires en nature ou en espèces tout ou partie des actifs de la Société (qu’ils soient constitués de biens de même nature ou non) et peut, à cette fin, fixer la valeur que le liquidateur estime juste pour tout bien à diviser comme indiqué

ci- dessus et, sous réserve des présents Statuts et des droits attachés à chaque Action, peut déterminer comment cette division sera effectuée entre les actionnaires ou les différentes catégories d’actionnaires. Les décisions du liquidateur concernant les distributions décrites à l’Article 52.2. et au présent Article 52.3. sont définitives.

MODIFICATIONS DE LA CONSTITUTION

53. MODIFICATIONS DES ARTICLES

53.1. Aucun Article ne peut être annulé, modifié ou amendé et aucun nouvel Article ne peut être créé, sauf conformément à la Loi et jusqu’à ce qu’il ait été approuvé par les Actionnaires au moyen d’une Résolution Spéciale ou approuvé par le Conseil conformément aux présentsStatuts.

54. DROIT APPLICABLE

54.1. Toutes les questions qui ne sont pas régies par les présents Statuts seront déterminées conformément aux lois du Luxembourg.

54.2. Nonobstant toute disposition contenue dans les présents Statuts, les dispositions des présents Statuts sont soumises à toute loi et législation applicable, y compris la Loi, sauf lorsque les présents Statuts contiennent des dispositions plus strictes que celles requises envertu de toute loi et législation applicable, y compris la Loi.

54.3. Si une clause des présents Statuts est déclarée nulle et non avenue, cela n’affecte pas la validité des autres clauses des présents Statuts.

En cas de divergence entre le texte anglais et le texte français, le texte anglais prévaudra.

Pour statuts coordonnés conformes

Dirk LEERMAKERS

Notaire de résidence à Clervaux

Clervaux, le 30 janvier 2026